EXECUTION VERSION




==============================================================================







                        AGREEMENT AND PLAN OF MERGER


                                   among


                      QUEST DIAGNOSTICS INCORPORATED,


                    QUEST DIAGNOSTICS NEWCO INCORPORATED


                                    and


                             UNILAB CORPORATION


                         Dated as of April 2, 2002







==============================================================================




                             TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
                                 ARTICLE I

                                DEFINITIONS

SECTION 1.01 Definitions..........................................................................................2

                                 ARTICLE II

                                 THE OFFER

SECTION 2.01 The Offer............................................................................................8
SECTION 2.02 Company Action......................................................................................12
SECTION 2.03 Directors...........................................................................................13
SECTION 2.04 Exchange Fund; Distributions on Shares of Parent Common Stock.......................................14

                                ARTICLE III

                                 THE MERGER

SECTION 3.01 The Merger..........................................................................................14
SECTION 3.02 Effective Time; Closing.............................................................................15
SECTION 3.03 Effect of the Merger................................................................................15
SECTION 3.04 Certificate of Incorporation; By-Laws...............................................................15
SECTION 3.05 Directors and Officers..............................................................................16

                                 ARTICLE IV

             CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 4.01 Conversion of Securities............................................................................16
SECTION 4.02 Exchange of Certificates............................................................................17
SECTION 4.03 Stock Transfer Books................................................................................20
SECTION 4.04 Company Stock Options...............................................................................20
SECTION 4.05 Appraisal Rights....................................................................................22
SECTION 4.06 Affiliates..........................................................................................22

                                 ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 5.01 Organization and Qualification; Subsidiaries........................................................22
SECTION 5.02 Certificate of Incorporation and By-Laws............................................................23
SECTION 5.03 Capitalization......................................................................................23
SECTION 5.04 Authority Relative to This Agreement................................................................24
SECTION 5.05 No Conflict; Required Filings and Consents..........................................................24
SECTION 5.06 Permits; Compliance.................................................................................25
SECTION 5.07 SEC Filings; Financial Statements...................................................................27
SECTION 5.08 Information to Be Supplied..........................................................................28
SECTION 5.09 Absence of Certain Changes or Events................................................................29
SECTION 5.10 Absence of Litigation...............................................................................29
SECTION 5.11 Employee Benefit Plans..............................................................................29
SECTION 5.12 Labor and Employment Matters........................................................................31
SECTION 5.13 Property and Leases.................................................................................32
SECTION 5.14 Intellectual Property...............................................................................32
SECTION 5.15 Taxes    33
SECTION 5.16 Environmental Matters...............................................................................34
SECTION 5.17 Material Contracts..................................................................................35
SECTION 5.18 Insurance...........................................................................................37
SECTION 5.19 Board Approval; Vote Required.......................................................................37
SECTION 5.20 Related Party Transactions..........................................................................37
SECTION 5.21 Guarantee by Subsidiaries...........................................................................38
SECTION 5.22 Customers...........................................................................................38
SECTION 5.23 Receivables.........................................................................................38
SECTION 5.24 Brokers.............................................................................................38

                                 ARTICLE VI

          REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

SECTION 6.01 Corporate Organization..............................................................................39
SECTION 6.02 Certificate of Incorporation and By-Laws............................................................39
SECTION 6.03 Capitalization......................................................................................39
SECTION 6.04 Authority Relative to this Agreement................................................................40
SECTION 6.05 No Conflict; Required Filings and Consents..........................................................40
SECTION 6.06 SEC Filings; Financial Statements...................................................................41
SECTION 6.07 Information to Be Supplied..........................................................................42
SECTION 6.08 No Vote Required....................................................................................42
SECTION 6.09 Operations of Merger Sub............................................................................42
SECTION 6.10 Tax Matters.........................................................................................43
SECTION 6.11 Brokers  43
SECTION 6.12 Employee Benefit Plans..............................................................................43
SECTION 6.13 Absence of Parent Material Adverse Effect...........................................................43
SECTION 6.14 Litigation..........................................................................................44
SECTION 6.15 Permits; Compliance.................................................................................44
SECTION 6.16 Financing...........................................................................................46

                                ARTICLE VII

                   CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 7.01 Conduct of Business by the Company Pending the Merger...............................................46
SECTION 7.02 Conduct of Business by Parent Pending Consummation of the Merger....................................48

                                ARTICLE VIII

                           ADDITIONAL AGREEMENTS

SECTION 8.01 Company Stockholder Meeting.........................................................................50
SECTION 8.02 Preparation of Merger Registration Statement and Proxy Statement/Prospectus.........................50
SECTION 8.03 Access to Information; Confidentiality..............................................................51
SECTION 8.04 No Solicitation of Transactions.....................................................................51
SECTION 8.05 Employee Benefits Matters...........................................................................53
SECTION 8.06 Directors' and Officers' Indemnification and Insurance..............................................54
SECTION 8.07 Notification of Certain Matters.....................................................................56
SECTION 8.08 Company Affiliates..................................................................................56
SECTION 8.09 Further Action; Reasonable Best Efforts.............................................................56
SECTION 8.10 Plan of Reorganization..............................................................................57
SECTION 8.11 Merger Sub..........................................................................................58
SECTION 8.12 Letters of Accountants..............................................................................58
SECTION 8.13 NYSE Listing........................................................................................58
SECTION 8.14 Public Announcements................................................................................59
SECTION 8.15 Transfer Tax........................................................................................59
SECTION 8.16 Transaction Fees and Expenses.......................................................................59
SECTION 8.17 Restrictions on Acquisition of Company Common Stock.................................................59

                                 ARTICLE IX

                          CONDITIONS TO THE MERGER

SECTION 9.01 Conditions to the Obligations of Each Party.........................................................60

                                 ARTICLE X

                     TERMINATION, AMENDMENT AND WAIVER

SECTION 10.01 Termination........................................................................................60
SECTION 10.02 Effect of Termination..............................................................................61
SECTION 10.03 Payment of Certain Fees; Expenses..................................................................61

                                 ARTICLE XI

                             GENERAL PROVISIONS

SECTION 11.01 Non-Survival of Representations and Warranties.....................................................63
SECTION 11.02 Amendments, Modification and Waiver................................................................63
SECTION 11.03 Notices 64
SECTION 11.04 Severability.......................................................................................65
SECTION 11.05 Entire Agreement; Assignment.......................................................................65
SECTION 11.06 Parties in Interest................................................................................65
SECTION 11.07 Interpretation.....................................................................................65
SECTION 11.08 Specific Performance...............................................................................66
SECTION 11.09 Governing Law......................................................................................66
SECTION 11.10 Waiver of Jury Trial...............................................................................66
SECTION 11.11 Headings...........................................................................................66
SECTION 11.12 Counterparts.......................................................................................66


Annex I - Conditions of the Offer

Exhibit A - Form of Affiliate Letter

Exhibit 8.10(b) - Form of Quest Diagnostics Incorporated Tax Representation Letter

Exhibit 8.10(c) - Form of Unilab Corporation Tax Representation Letter






                  AGREEMENT AND PLAN OF MERGER, dated as of April 2, 2002
(this "Agreement"), among QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation ("Parent"), QUEST DIAGNOSTICS NEWCO INCORPORATED, a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), and UNILAB CORPORATION, a Delaware corporation (the "Company").

                  WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Parent, Merger Sub and the Company will enter into a business combination transaction pursuant to which the Company will merge with and into Merger Sub (the "Merger");

                  WHEREAS, in furtherance of such transaction, it is proposed that Merger Sub shall make an offer (as such offer may be amended from time to time, the "Offer") to acquire each issued and outstanding share of Company Common Stock (as defined below) in exchange for, at the election of the holder thereof, cash or shares of Parent Common Stock (as defined below) or a combination of cash and shares of Parent Common Stock, all in accordance with the terms and conditions set forth in this Agreement;

                  WHEREAS, the Board of Directors of the Company (the
"Company Board") has (i) determined that each of the Offer and the Merger is fair to, and in the best interests of, the Company and its stockholders and has approved this Agreement and declared its advisability and approved the Offer and the Merger and the other transactions contemplated by this Agreement, and (ii) resolved to recommend acceptance of the Offer and adoption of this Agreement by the Company's stockholders;

                  WHEREAS, as a condition and as an inducement to Parent's willingness to enter into this Agreement, Parent, Merger Sub and certain stockholders of the Company (the "Stockholders") have entered into a Stockholders Agreement, dated as of the date hereof (the "Stockholders
Agreement"), pursuant to which, among other things, the Stockholders have agreed to validly tender and not withdraw pursuant to the Offer all shares of Company Common Stock beneficially owned by them, and, under certain circumstances, to sell the shares of Company Common Stock beneficially owned by them to Parent;

                  WHEREAS, prior to the date hereof, Parent and certain key employees of the Company have entered into employment agreements (the
"Employment Agreements") that are subject to, and effective upon, consummation of the Offer;

                  WHEREAS, for federal income tax purposes, the Offer and the Merger are intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a plan of reorganization;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                 ARTICLE I

                                DEFINITIONS

SECTION 1.01      Definitions.  (a)  For purposes of this Agreement:

                  "Acceptance Date" means the date on which Merger Sub accepts for payment or exchange all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer.

                  "affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

                  "beneficial owner", with respect to any Company Common
         Stock, has the meaning ascribed to such term under Rule 13d-3 of the Exchange Act.

                  "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The
         City of New York.

                  "Certificate" means a certificate or certificates representing shares of Company Common Stock or Restricted Stock.

                  "Company Common Stock" means the Company's common stock, par value $.01 per share.

                  "Company Material Adverse Effect" means any event, circumstance, change, occurrence, fact or effect that, individually or in the aggregate with all other events, circumstances, changes, occurrences, facts and/or effects, is or is reasonably likely to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and the Subsidiaries, taken as a whole; provided, however, that the foregoing shall not include any event, circumstance, change, occurrence, fact or effect resulting from or relating to (w) changes in general United States economic conditions, changes in United States financial markets in general or changes in the general economic conditions in the California markets in which the Company operates, in any case, provided that the Company and its Subsidiaries are not disproportionately affected by such changes relative to other companies in such markets, (x) changes in the industry in which the Company and its Subsidiaries operate or changes in the industry in the California markets in which the Company and its Subsidiaries operate, in either case, provided that the Company and its Subsidiaries are not disproportionately affected by such changes relative to other companies in such markets, (y) changes in any applicable Laws, or
         (z) the public announcement of this Agreement or the transactions contemplated hereby.

                  "Company Stockholder Approval" means the adoption of this Agreement at the Company Stockholder Meeting by a majority of all votes entitled to be cast at the Company Stockholder Meeting in accordance with the DGCL and the Company's Third Amended and Restated Certificate of Incorporation.

                  "Company Stock Options" means the options, whether or not exercisable and whether or not vested, outstanding under the Company Stock Option Plans.

                  "Company Stock Option Plans" means each of the Company's
         2001 Stock Option Plan and the Company's Amended and Restated 2000
         Executive Stock Option Plan, as amended to date and as they may be further amended from time to time as expressly permitted by this Agreement.

                  "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

                  "Environmental Laws" means any United States federal, state, local or non-United States law, regulation, ordinance, rule, code, order or other requirement or rule of law now or hereafter in effect and as amended, relating to (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous
         Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, human health or safety as a result of exposure to Hazardous Substances.

                  "Hazardous Substances" means (i) those substances defined in or regulated under the following United States federal statutes and their state counterparts, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response,
         Compensation and Liability Act, the Clean Water Act, the Safe
         Drinking Water Act, the Atomic Energy Act, the Federal
         Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act;
         (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; and (v) any substance, material or waste defined or regulated as toxic or hazardous, a pollutant or a contaminant pursuant to any Environmental Law.

                  "Intellectual Property" means (i) United States, non-United States, and international patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (iii) copyrightable works, copyrights, and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets and know-how.

                  "LLC" means KEP VI, LLC.

                  "LP" means Kelso Investment Associates VI, L.P.

                  "NYSE" means the New York Stock Exchange.

                  "Parent Common Stock" means Parent's common stock, par value $.01 per share.

                  "Parent Material Adverse Effect" means any event, circumstance, change, occurrence, fact or effect that, individually or in the aggregate with all other events, circumstances, changes, occurrences, facts and/or effects, is or is reasonably likely to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of Parent and its subsidiaries, taken as a whole;
         provided, however, that the foregoing shall not include any event, circumstance, change, occurrence, fact or effect resulting from or relating to (w) changes in general United States economic conditions, changes in United States financial markets in general or changes in the general economic conditions in the California markets in which Parent and its subsidiaries operate, in any case, provided that Parent and its subsidiaries are not disproportionately affected by such changes relative to other companies in such markets, (x) changes in the industry in which Parent and its subsidiaries operate or changes in the industry in the California markets in which Parent and its subsidiaries operate, in either case, provided that Parent and its subsidiaries are not disproportionately affected by such changes relative to other companies in such markets, (y) changes in any applicable
         Laws, or (z) the public announcement of this Agreement or the transactions contemplated hereby. All references to Parent
         Material Adverse Effect contained in this Agreement shall be deemed to refer solely to the business, condition (financial or otherwise), assets, liabilities or results of operations of Parent and its subsidiaries, taken as a whole, without including its ownership of the Company and its Subsidiaries after giving effect to the Merger.

                  "Parent Plans" means (i) all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which Parent or any of its subsidiaries is a party, with respect to which Parent or any such subsidiary has any obligation or which are maintained, contributed to or sponsored by Parent or any such subsidiary for the benefit of any current or former employee, officer or director of Parent or any such subsidiary, (ii) each employee benefit plan for which Parent or any of its subsidiaries could incur liability under Section
         4069 of ERISA in the event such plan has been or were to be terminated, and (iii) any plan in respect of which Parent or any of its subsidiaries could incur liability under Section 4212(c) of ERISA.

                  "Performance Based Company Stock Options" means each outstanding Company Stock Option that is not a Service Based
         Company Stock Option.

                  "person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person
         (including, without limitation, a "person" as defined in Section
         13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

                  "Proxy Statement/Prospectus" means the proxy or information statement/prospectus included in the Merger
         Registration Statement relating to the Company Stockholder
         Meeting.

                  "Receivables" means any and all accounts receivable, notes and other amounts receivable by the Company or any Subsidiary from third parties, including, without limitation, customers, arising from the conduct of the business of the Company and the Subsidiaries, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon.

                  "Restricted Stock" means the 50,000 shares of restricted
         Company Common Stock that were issued by the Company to FNA
         Clinics of America, Inc. (and which shares were subsequently assigned to Ronald D. Ferguson, Jr. and Laura Noack-Ferguson) pursuant to a letter agreement, dated January 2, 2002, among Ronald D. Ferguson, Jr., Laura Noack-Ferguson, FNA Clinics of
         America, Inc. and Unilab Acquisition Corporation, a wholly owned subsidiary of the Company.

                  "Service Based Company Stock Options" means all outstanding Class A options granted pursuant to the Company's
         Amended and Restated 2000 Executive Stock Option Plan, all outstanding options that were assumed under the Company's Amended and Restated 2000 Executive Stock Option Plan and all outstanding options granted pursuant to the Company's 2001 Stock Option Plan.

                  "Stark Law" means Section 1877 of the Social Security Act
         (42 U.S.C. 1395 nn).

                  "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation or other legal entity of which such person owns, directly or indirectly, 50% or more of the outstanding common stock or other equity interests, the holders of which are entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental
         Authority or taxing authority, including, without limitation:
         taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

                  "Tendered Cash Election Shares" means all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer, the holders of which have elected to receive the Cash Consideration in the Offer.

                   "Tendered Stock Election Shares" means all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer, the holders of which have elected to receive the Stock Consideration in the Offer.

                  "Trading Day" means any day on which securities are traded on the NASDAQ National Market or the NYSE.

                  "Transaction" means the transactions contemplated by this Agreement, including the Offer and the Merger.

                  "Vested Company Stock Option" means each outstanding
         Service Based Company Stock Option and each outstanding
         Performance Based Company Stock Option, except for the Company
         Stock Options identified on Section 1.01 of the Company Disclosure
         Schedule.

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(b)      The following terms have the meanings set forth in the Sections set forth below:

Defined Term                                                                  Location of Definition
------------                                                                  ----------------------
Action................................................................             ss. 5.10
Acceptance Notice.....................................................             ss. 2.01(b)
Advisors..............................................................             ss. 2.02(a)
Affected Employees....................................................             ss. 8.05(b)
Agreement.............................................................               Preamble
Blue Sky Laws.........................................................             ss. 5.05(b)
Cash Consideration....................................................             ss. 2.01(a)
Cash Fraction.........................................................             ss. 2.01(a)
Certificate of Merger.................................................             ss. 3.02
CLIA..................................................................             ss. 5.06(d)
Closing...............................................................             ss. 3.02
Code..................................................................               Recitals
Company...............................................................               Preamble
Company Affiliate.....................................................             ss. 8.08
Company Board.........................................................               Recitals
Company Disclosure Schedule...........................................               Article V
Company Licensed Intellectual Property................................             ss. 5.14(a)
Company Owned Intellectual Property...................................             ss. 5.14(a)
Company Permits.......................................................             ss. 5.06(a)
Company Preferred Stock...............................................             ss. 5.03(a)
Company SEC Reports...................................................             ss. 5.07(a)
Company Stockholder Meeting...........................................             ss. 8.01(a)
Competing Transaction.................................................             ss. 8.04(e)
Confidentiality Agreement.............................................             ss. 8.03(b)
Continuing Directors..................................................             ss. 2.03(a)
Customers.............................................................             ss. 5.22
DGCL..................................................................               Recitals
Effective Time........................................................             ss. 3.02
Employment Agreements.................................................               Recitals
Environmental Permits.................................................             ss. 5.16
ERISA.................................................................             ss. 5.11(a)
Excess Amount.........................................................             ss. 4.04(c)
Exchange Act..........................................................             ss. 5.07(a)
Exchange Agent........................................................             ss. 4.02(a)
Exchange Fund.........................................................             ss. 4.02(a)
Expenses..............................................................             ss. 10.03(e)
Exercise Price........................................................             ss. 4.04(c)
Exercise Taxes........................................................             ss. 4.04(c)
GAAP..................................................................             ss. 5.07(b)
Governmental Authority................................................             ss. 5.05(b)
HSR Act...............................................................             ss. 5.05(b)
Indemnitees...........................................................             ss. 8.06(c)
Indemnifiable Claim...................................................             ss. 8.06(c)
Independent Directors.................................................             ss. 8.17
IRS...................................................................             ss. 5.11(a)
Law...................................................................             ss. 5.05(a)
Leases................................................................             ss. 5.13(d)
Liens.................................................................             ss. 5.13(b)
Management Letters....................................................             ss. 5.07(d)
Material Contracts....................................................             ss. 5.17(a)
Maximum Cash Election Number..........................................             ss. 2.01(a)
Merger................................................................               Recitals
Merger Registration Statement.........................................             ss. 6.07(a)
Merger Sub............................................................               Preamble
Merger Sub Common Stock...............................................             ss. 4.01(c)
Minimum Condition.....................................................             ss. 2.01(b)
Monthly CapEx Amount..................................................             ss. 7.01(b)
Multiemployer Plan....................................................             ss. 5.11(b)
Multiple Employer Plan................................................             ss. 5.11(b)
Offer.................................................................               Recitals
Offer Consideration...................................................             ss. 2.01(a)
Offer Documents.......................................................             ss. 2.01(d)
Offer Exchange Agent..................................................             ss. 2.04(a)
Offer Exchange Fund...................................................             ss. 2.04(a)
Offer Registration Statement..........................................             ss. 2.01(d)
Option Holder.........................................................             ss. 4.04(b)
Option Shares.........................................................             ss. 4.04(b)
Order.................................................................             ss. 9.01(c)
Parent................................................................               Preamble
Parent Disclosure Schedule............................................               Article VI
Parent Option.........................................................             ss. 4.04(a)
Parent Permits........................................................             ss. 6.15(a)
Parent Preferred Stock................................................             ss. 6.03(a)
Parent SEC Reports....................................................             ss. 6.06(a)
Parent Stock Option Plans.............................................             ss. 6.03(a)
Park Avenue...........................................................             ss. 5.24
Permitted Liens.......................................................             ss. 5.13(b)
Plans.................................................................             ss. 5.11(a)
Recommendation........................................................             ss. 2.02(a)
Related Party Agreement...............................................             ss. 5.17(a)(viii)
Representation Letters................................................             ss. 8.10(b)
Representatives.......................................................             ss. 8.04(a)
Restrictive Agreement.................................................             ss. 5.17(a)(vii)
Reverse Merger........................................................             ss. 3.01
Schedule 14D-9........................................................             ss. 2.02(b)
Schedule TO...........................................................             ss. 2.01(d)
SEC...................................................................             ss. 5.07(a)
Securities Act........................................................             ss. 5.07(a)
Standstill Period.....................................................             ss. 8.17
Stock Consideration...................................................             ss. 2.01(a)
Stock Value...........................................................             ss. 3.01
Stockholders..........................................................               Recitals
Stockholders Agreement................................................               Recitals
Subsidiary............................................................             ss. 5.01(a)
Superior Proposal.....................................................             ss. 8.04(f)
Surviving Corporation.................................................             ss. 3.01
Tax Opinions..........................................................             ss. 8.10(b)
Termination Date......................................................             ss. 10.01(d)
Termination Fee.......................................................             ss. 10.03(a)
Third Party Acquisition Event.........................................             ss. 10.03(d)
Transaction Fees......................................................             ss. 8.16
Transfer Taxes........................................................             ss. 8.15


                                ARTICLE II

                                 THE OFFER

                  SECTION 2.01 The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Article X and provided that none of the events set forth in Annex I hereto shall have occurred and be continuing (and shall not have been waived by Parent), unless otherwise agreed by Parent and the Company, as promptly as reasonably practicable after the public announcement of the execution of this Agreement, Parent shall cause Merger Sub to commence (as defined in Rule 14d-2 promulgated under the Exchange Act) the Offer to purchase each issued and outstanding share of Company Common Stock in exchange for, at the election of the holder thereof, either: (i) a net amount of $26.50 in cash (the "Cash Consideration"), or (ii) 0.3256 of a share of Parent Common Stock (the "Stock Consideration" and, together with the Cash Consideration, the "Offer Consideration"); provided, however, that if the number of Tendered Cash Election Shares exceeds 30% of the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Acceptance Date (the "Maximum Cash Election Number"), then each Tendered Stock Election Share shall be exchanged for the Stock Consideration and each Tendered Cash Election Share shall be exchanged for (1) an amount in cash, without interest, equal to the product of (x) the Cash Consideration and
(y) a fraction (the "Cash Fraction"), the numerator of which shall be the Maximum Cash Election Number and the denominator of which shall be the total number of Tendered Cash Election Shares, and (2) a number of shares of Parent Common Stock equal to the product of (x) the Stock Consideration and (y) a fraction equal to one minus the Cash Fraction. In the event the number of Tendered Cash Election Shares is equal to or less than the Maximum Cash Election Number, all Tendered Cash Election Shares shall be exchanged for the Cash Consideration and all Tendered Stock Election Shares shall be exchanged for the Stock Consideration. Subject to the foregoing provisions of this Section 2.01(a), stockholders of the Company shall be permitted to elect to receive the Cash Consideration for a portion of their shares of Company Common Stock and the Stock Consideration for another portion of their shares of Company Common Stock. Stockholders who validly tender shares of Company Common Stock but fail to make any election shall be deemed to have elected to receive the Stock Consideration for all shares of Company Common Stock validly tendered.

                  (b) The Offer shall be subject only to (1) the condition that there shall be validly tendered in accordance with the terms of the Offer, prior to the expiration of the Offer, and not withdrawn, a number of shares of Company Common Stock that, together with the shares of Company Common Stock owned by Parent and Merger Sub, represents at least 50.1% of the shares of Company Common Stock outstanding on a fully diluted basis (the "Minimum Condition") and (2) the other conditions set forth in Annex I hereto. Upon termination of the Merger Agreement, the Offer shall immediately expire and terminate without any shares of Company Common Stock being purchased thereunder. Merger Sub expressly reserves the right to waive any of the conditions to the Offer and to make any change in the terms of or conditions to the Offer; provided, however, that, without the prior written consent of the Company, no change may be made by Merger Sub that (i) decreases the consideration payable in the Offer; (ii) changes the form of consideration payable in the Offer to a form other than cash or shares of Parent Common Stock; (iii) decreases the aggregate amount of Cash Consideration available in the Offer or changes the relative amount of Cash Consideration available in the Offer; (iv) reduces the number of shares of Company Common Stock sought in the Offer; (v) imposes conditions to the Offer in addition to those set forth in Annex I; (vi) modifies or waives the Minimum Condition; (vii) except as provided below, changes the date on which the Offer is scheduled to expire; or (viii) makes any other change that is adverse to the holders of Company Common Stock or to holders that have elected a particular form of Offer Consideration. Notwithstanding the foregoing, unless the Company otherwise consents prior thereto, Merger Sub shall (or, in the case of clause (iii) below, shall at its option have the right to) extend the Offer for one or more periods (not in excess of ten business days each) (i) beyond the scheduled expiration date, which shall initially be 25 business days following the commencement of the Offer, up to the Termination Date, if, at the scheduled or extended expiration date of the Offer, any of the conditions to the Offer shall not have been satisfied or, to the extent permitted, waived, until such conditions are satisfied or, to the extent permitted, waived, (ii) for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or any period required by applicable Law, or (iii) for an aggregate period of not more than 10 business days beyond the latest applicable date that would otherwise be permitted under clause
(i) or (ii) of this sentence, if, as of such date, all of the conditions to the Offer have been satisfied or waived, but the number of shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer equals more than 80%, but less than 90% of the outstanding shares of Company Common Stock on a fully diluted basis; provided, however, that (x) Parent and Merger Sub shall not be obligated to extend the Offer pursuant to clause (i) of this sentence (but may elect to do so in accordance with this Section 2.01(b), provided that no such extension or series of extensions of more than 10 business days in the aggregate may be made without the prior written consent of the Company) if the Minimum Condition is not satisfied at the time such extension would otherwise be required, so long as the conditions set forth in clauses (ii), (iii) and (iv) of Annex I have been satisfied, and Parent has publicly announced such fact and its intention not to extend the Offer at least two business days prior to the date such extension would, but for this proviso, otherwise have been required and (y) in the event Parent or Merger Sub elects to extend the expiration date pursuant to clause (iii), Parent and Merger Sub shall be deemed to have irrevocably waived all of the conditions to the Offer set forth in paragraphs (a) through (g) of Annex I. Except as provided in clause (iii) of the previous sentence, Parent and Merger Sub shall not be permitted to extend the Offer without the prior written consent of the Company at the time that all conditions to the Offer have been satisfied or, to the extent permitted, waived. Parent and Merger Sub shall deliver written notice to the Company (the "Acceptance Notice") of its intention to accept for payment shares of Company Common Stock pursuant to the Offer one business day in advance of the proposed Acceptance Date. Subject to the foregoing and clause (c) below, and upon the terms and subject to the conditions of the Offer, Parent shall cause Merger Sub to accept for payment or exchange, as promptly as practicable after the expiration of the Offer, all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer. Notwithstanding anything to the contrary contained in this Article II, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of shares of Company Common Stock pursuant to the Offer, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of any such fractional shares, the Offer Exchange Agent shall, as soon as practicable after the Acceptance Date, aggregate all such fractional shares and such fractional shares shall be sold by the Offer Exchange Agent as agent for the holders of such fractional shares, at the then prevailing price on the NYSE, all in the manner provided hereinafter. Until the net proceeds of such sale or sales have been distributed to the holders of fractional shares, the Offer Exchange Agent shall retain such proceeds in trust for the benefit of such holders as part of the Offer Exchange Fund. The sale of the fractional shares by the Offer Exchange Agent shall be executed on the NYSE or through one or more member firms of the NYSE and will be executed in round lots to the extent practicable. The Offer Exchange Agent will determine the portion, if any, of the net proceeds of such sale to which each holder of fractional shares is entitled by multiplying the amount of the aggregate net proceeds of the sale of the fractional shares by a fraction the numerator of which is the amount of fractional shares to which such holder is entitled and the denominator of which is the aggregate amount of fractional shares to which all holders of fractional shares are entitled. The Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Offer Exchange Agent, incurred in connection with such sale of shares of Parent Common Stock.

                  (c) Notwithstanding anything else to the contrary contained in this Agreement, and notwithstanding the satisfaction of the conditions set forth on Annex I, Parent shall not (unless the Company notifies Parent otherwise) be permitted to accept for payment or exchange any shares of Company Common Stock pursuant to the Offer if, at such time,
(i) Parent shall have breached or failed to perform in any material respect its obligations, covenants or agreements under the Agreement, (ii) the representations and warranties of Parent or Merger Sub contained in the Agreement that are qualified by reference to a Parent Material Adverse Effect shall not have been true and correct when made or as of the Acceptance Date as if made at or at and as of such time (other than such representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date), (iii) the representations and warranties of Parent or Merger Sub contained in the Agreement that are not so qualified shall not have been true and correct when made or as of the Acceptance Date as if made at or at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date), except, in the case of this clause (iii) only, for such inaccuracies as have not resulted, or are not reasonably likely to result, in a Parent Material Adverse Effect, or (iv) Parent shall have failed to deliver a certificate signed by an executive officer of Parent, dated the Acceptance Date, to the effect that, to such officer's knowledge, the conditions set forth in clauses (i) through (iii) of this subsection (c) have been satisfied.

                  (d) As soon as reasonably practicable on the date of commencement of the Offer, Parent shall, and Parent shall cause Merger Sub to, (i) file with the SEC a Tender Offer Statement on Schedule TO relating to the Offer, which shall include an offer to purchase and letter of transmittal/election form and such other ancillary documents as shall be required by applicable Law (together with any amendments or supplements thereto, the "Schedule TO"; and, together with the Offer Registration Statement (as defined below) and such other documents pursuant to which the Offer will be made, the "Offer Documents"), (ii) file with the SEC a registration statement on Form S-4 to register the offer and sale of Parent Common Stock pursuant to the Offer (the "Offer Registration Statement") and
(iii) disseminate the Offer Documents to holders of Company Common Stock. Each of the Company and Parent shall use their reasonable efforts to have the Offer Registration Statement declared effective under the Securities Act as promptly as practicable after the filing thereof with the SEC and to keep the Offer Registration Statement effective as long as necessary to complete the Offer. Each of Parent, Merger Sub and the Company agree promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect. Parent shall, and Parent shall cause Merger Sub to, take all steps necessary to cause the Schedule TO and the Offer Registration Statement as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be, at such time as reasonably agreed by Parent and the Company, disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities Laws. The Company and its counsel shall be given an opportunity to review and comment on the Offer Documents prior to their being filed with the SEC or disseminated to the holders of shares of Company Common Stock. Parent shall, and Parent shall cause Merger Sub to, provide the Company and its counsel with any comments Parent and Merger Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments and shall provide the Company and its counsel an opportunity to participate in the response of Parent or Merger Sub to such comments.

                  SECTION 2.02 Company Action. (a) The Company hereby approves of and consents to the Offer and represents that the Company Board, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Offer and the Merger, in accordance with the DGCL, and (iii) resolved to recommend acceptance of the Offer and, as applicable, adoption of this Agreement by the Company's stockholders (the "Recommendation"); provided, however, that the Company Board may withdraw, qualify, modify or amend the Recommendation as and only to the extent permitted by Section 8.04. The Company further represents that the Company Board has received the opinion of each of Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation (the "Advisors") to the effect that, as of the date of this Agreement, the consideration to be received by the holders of Company Common Stock (other than Parent, the Stockholders and their respective affiliates) in the Offer and the Merger is, taken together, fair from a financial point of view to such holders, and a copy of such opinions, promptly upon receipt thereof, will be delivered to Parent. The Company hereby consents to the inclusion in the Offer Documents of the Recommendation of the Company Board and the Company shall not withdraw, qualify, modify or amend the Recommendation in any manner adverse to Parent or Merger Sub except as and only to the extent permitted by Section 8.04(d). The Company has been advised by its directors and officers that they intend to tender all shares of Company Common Stock beneficially owned by them into the Offer.

                  (b) The Company hereby agrees to file with the SEC contemporaneously with the commencement of the Offer and disseminate to holders of shares of Company Common Stock a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") that, subject to Section 8.04, shall reflect the Recommendation of the Company Board referred to in Section 2.02(a) above. Parent and its counsel shall be given an opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC or disseminated to holders of shares of Company Common Stock. The Company agrees to provide Parent and its counsel with any comments that the Company or its counsel may receive from the SEC or its staff with respect to the
Schedule 14D-9 promptly after the receipt of such comments and shall provide Parent and its counsel with an opportunity to participate in the response of the Company to such comments. Each of the Company and Parent agrees promptly to correct any information provided by it for use in the
Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be, at such time as reasonably agreed by Parent and the Company, disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities Laws.

                  (c) The Company shall promptly furnish Parent with mailing labels containing the names and addresses of all record holders of shares of Company Common Stock and with security position listings of shares of Company Common Stock held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of shares of Company Common Stock. The Company shall promptly furnish Parent with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance in disseminating the Offer Documents to holders of shares of Company Common Stock as Parent may reasonably request. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and Merger Sub shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the Transaction, and, if this Agreement shall be terminated in accordance with Section 10.01, shall deliver to the Company all copies of such information then in their possession.

                  SECTION 2.03 Directors. (a) Effective upon the acceptance for payment or exchange of any shares of Company Common Stock pursuant to the Offer, Parent shall be entitled to designate the number of directors, rounded up to the next whole number, on the Company Board that equals the product of (i) the total number of directors on the Company Board (giving effect to the election of any additional directors pursuant to this Section 2.03) and (ii) the percentage that the number of shares of Company Common Stock beneficially owned by Parent and/or Merger Sub (including shares of Company Common Stock accepted for payment or exchange) bears to the total number of shares of Company Common Stock outstanding, and the Company shall take all action necessary to cause Parent's designees to be elected or appointed to the Company Board, including increasing the number of directors, and seeking and accepting resignations of incumbent directors. At such time, the Company will also use its best efforts to cause individuals designated by Parent to constitute the number of members, rounded up to the next whole number, on (i) each committee of the Company Board and (ii) each board of directors of each Subsidiary of the Company identified by Parent (and each committee thereof) that represents the same percentage as such individuals represent on the Company Board, in each case only to the extent permitted by applicable Law. Notwithstanding the provisions of this Section 2.03, the parties hereto shall use their respective best efforts (including by reducing the number of directors that Parent may designate pursuant to the first sentence of this paragraph (a), but in no event to less than a majority of the directors on the Company Board) to ensure that at least two of the members of the Company Board shall, at all times prior to the Effective Time, be directors of the Company who were directors of the Company on the date hereof (the "Continuing Directors"); provided that if there shall be in office fewer than two Continuing Directors for any reason, the Company Board shall cause a person designated by the remaining Continuing Director to fill such vacancy who shall be deemed to be a Continuing Director for all purposes of this Agreement, or if no Continuing Directors then remain, the other directors of the Company then in office shall designate two persons to fill such vacancies who will not be officers or employees or affiliates of the Company, Parent or Merger Sub or any of their respective subsidiaries and such persons shall be deemed to be Continuing Directors for all purposes of this Agreement.

                  (b) The Company's obligations to appoint Parent's designees to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors, as
Section 14(f) and Rule 14f-1 require in order to fulfill its obligations under this Section, so long as Parent shall have provided to the Company on a timely basis in writing and be solely responsible for any information with respect to itself, Merger Sub and their respective nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

                  (c) Following the election or appointment of Parent's designees pursuant to Section 2.03(a) and until the Effective Time, the approval of a majority of the Continuing Directors shall be required to authorize any termination of this Agreement by the Company, any amendment of this Agreement requiring action by the Company Board, any extension of time for performance of any obligation or action hereunder by Parent or Merger Sub, any waiver of compliance with any of the agreements or conditions contained herein for the benefit of the Company, any amendment of the certificate of incorporation or by-laws of the Company, and any other action of the Company hereunder which adversely affects the holders of shares of Company Common Stock (other than Parent or Merger Sub).

                  SECTION 2.04 Exchange Fund; Distributions on Shares of Parent Common Stock. (a) Prior to the Acceptance Date, Parent shall deposit, or shall cause to be deposited, with Computershare Investor Services, LLC or a bank or trust company that may be designated by Parent and is reasonably satisfactory to the Company (the "Offer Exchange Agent"), for the benefit of the holders of Company Common Stock, for exchange in accordance with the terms of the Offer set forth in Article II, (a) cash representing the Cash Consideration payable pursuant to Section 2.01 and
(b) certificates representing the shares of Parent Common Stock issuable to holders of Company Common Stock in the Offer pursuant to Section 2.01 (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as, the "Offer Exchange Fund"). The Offer Exchange Agent shall, pursuant to irrevocable instructions, make cash payments and deliver the shares of Parent Common Stock contemplated to be issued pursuant to Section 2.01 out of the Offer Exchange Fund. Any cash and shares of Parent Common Stock remaining in the Offer Exchange Fund seven business days following the Acceptance Date shall be returned to Parent, which shall thereafter be responsible to make payments to holders of Company Common Stock that have validly tendered their shares of Company Common Stock pursuant to the Offer.

                  (b) For purposes of determining entitlement to dividends or other distributions declared on shares of Parent Common Stock, holders of Company Common Stock who have validly tendered and not withdrawn such shares pursuant to the Offer shall be deemed to be record holders of Parent Common Stock as of the Acceptance Date, notwithstanding the fact that certificates representing such shares have not yet been issued or delivered to tendering stockholders (or, if applicable, appropriate book-entries have not yet been made).

                                ARTICLE III

                                 THE MERGER

                  SECTION 3.01 The Merger. At the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, the Company shall be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation of the Merger; provided, however, that if (i) the aggregate market value of all shares of Parent Common Stock payable to holders of Company Common Stock upon consummation of the Offer and the Merger, based upon the lower of the closing price of shares of Parent Common Stock on the NYSE Composite Tape on the date immediately prior to the Effective Time or the Acceptance Date (the "Stock Value"), would be less than 42% of the aggregate market value of all such shares of Parent Common Stock and all cash (including the Cash Consideration and cash in lieu of fractional shares) payable to holders of Company Common Stock upon consummation of the Offer and the Merger, or (ii) Parent and/or the Company do not obtain the Tax Opinions referred to at
Section 8.10(b) and Section 8.10(c), then, at Parent's discretion, the Merger may not be effected as described herein and may instead be effected as a merger of Merger Sub with and into the Company in accordance with the DGCL (the "Reverse Merger"). If the Reverse Merger is effected, then the separate existence of Merger Sub shall cease and the Company shall become the surviving corporation and shall continue its existence under the laws of the State of Delaware as a wholly owned subsidiary of Parent. The surviving corporation of the Merger or the Reverse Merger, as the case may be, shall be herein referred to as the "Surviving Corporation". In the event Parent elects to effect the Reverse Merger, all references to the "Merger" in this Agreement and all other ancillary or related agreements, documents and instruments, except where such references relate to the qualification of the transaction as a tax-free reorganization under Section 368(a) of the Code, shall be deemed to be references to the "Reverse Merger", and this Agreement and such other ancillary agreements, documents and instruments shall be construed and interpreted accordingly.

                  SECTION 3.02 Effective Time; Closing. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article IX, but in no event later than two business days after all such conditions have been satisfied or waived, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger or certificate of ownership and merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of such filing of the Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in the Certificate of Merger) being, the "Effective Time"). Immediately prior to such filing of the Certificate of Merger, a closing of the Merger (the "Closing") shall be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in
Article IX.

                  SECTION 3.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                  SECTION 3.04 Certificate of Incorporation; By-Laws. (a) At the Effective Time and subject to Section 8.06(a) and Section 8.10 hereof, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation (but in the event the Reverse Merger is effected, then the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation, but, by reason of the Merger, shall at the Effective Time be amended and restated to read in its entirety as that of Merger Sub immediately prior to the Effective Time), in either case until thereafter amended as provided by Law and such Certificate of Incorporation.

                  (b) Unless otherwise determined by Parent prior to the Effective Time, and subject to Section 8.06(a) and Section 8.10 hereof, at the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

                  SECTION 3.05 Directors and Officers. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each such director to hold office in accordance with the DGCL, the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall, subject to the applicable provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation, be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                ARTICLE IV

             CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  SECTION 4.01 Conversion of Securities(a) . (a) Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of Company Common Stock, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 4.01(b) and dissenting shares, if any) shall be converted into the Stock Consideration. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate or certificates representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Stock Consideration.

                  (b) Cancellation of Treasury Stock and Company Common Stock Owned by Parent and Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of Company Common Stock, all shares of Company Common Stock owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time shall, by virtue of the Merger, and without any action on the part of the holder thereof, automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

                  (c) Capital Stock of Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of Company Common Stock, each share of common stock, no par value, of Merger Sub ("Merger Sub Common Stock") outstanding immediately prior to the Effective Time shall remain outstanding and be (or, in the case of the Reverse Merger, shall become) one duly authorized, validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (d) Conversion of Restricted Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of Restricted Stock, each share of Restricted Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Stock Consideration, subject to the identical vesting and forfeiture provisions that were applicable to such share of Restricted Stock immediately prior to the Effective Time. As of the Effective Time, all such shares of Restricted Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Certificate representing any such shares of Restricted Stock shall cease to have any rights with respect thereto, except the right to receive the Stock Consideration subject to such vesting and forfeiture provisions.

                  SECTION 4.02 Exchange of Certificates. (a) Exchange Agent. From and after the Effective Time, Parent shall deposit, or shall cause to be deposited, with Computershare Investor Services, LLC or a bank or trust company that may be designated by Parent and is reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of Company Common Stock (other than dissenting shares), for exchange in accordance with this Article IV through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger pursuant to Section 4.01 (such certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as, the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the shares of Parent Common Stock contemplated to be issued pursuant to Section 4.01 out of the Exchange Fund. Except as contemplated by Section 4.02(f) hereof, the Exchange Fund shall not be used for any other purpose.

                  (b) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of a Certificate which immediately prior to the Effective Time represented outstanding shares of Company Common Stock: (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive, if any, in respect of the Company Common Stock formerly represented by such Certificate (after taking into account all Company Common Stock then held by such holder), (B) cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to
Section 4.02(e) and (C) any dividends or other distributions to which such holder is entitled pursuant to Section 4.02(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 4.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 4.02(c) may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 4.02, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 4.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 4.02(c).

                  (c) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to the Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 4.02(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 4.02(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

                  (d) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 4.02(c) or (e)) shall be deemed to have been issued at the Effective Time in full satisfaction of all rights pertaining to such Company Common Stock.

                  (e) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to Section 4.01, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of any such fractional shares, the Exchange Agent shall, as soon as practicable after the Effective Time, aggregate all such fractional shares and such fractional shares shall be sold by the Exchange Agent as agent for the holders of such fractional shares, at the then prevailing price on the NYSE, all in the manner provided hereinafter. Until the net proceeds of such sale or sales have been distributed to the holders of fractional shares, the Exchange Agent shall retain such proceeds in trust for the benefit of such holders as part of the Exchange Fund. The sale of the fractional shares by the Exchange Agent shall be executed on the NYSE or through one or more member firms of the NYSE and will be executed in round lots to the extent practicable. The Exchange Agent will determine the portion, if any, of the net proceeds of such sale to which each holder of fractional shares is entitled by multiplying the amount of the aggregate net proceeds of the sale of the fractional shares by a fraction the numerator of which is the amount of fractional shares to which such holder is entitled and the denominator of which is the aggregate amount of fractional shares to which all holders of fractional shares are entitled. The Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of shares of Parent Common Stock.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article IV shall thereafter look only to Parent for the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 4.02(e) and any dividends or other distributions with respect to the Parent Common Stock to which they are entitled pursuant to
Section 4.02(c). Any portion of the Exchange Fund remaining unclaimed by holders of Company Common Stock five years after the Effective Time (or such earlier date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority) shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

                  (g) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of Company Common Stock for any such Parent Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

                  (h) Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

                  (i) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as Parent or the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the whole number of shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 4.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 4.02(c).

                  SECTION 4.03 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Company Common Stock or Restricted Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Common Stock or Restricted Stock, as the case may be, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates properly presented to the Exchange Agent or Parent for any reason shall be cancelled and converted in accordance with the terms of this Article IV.

                  SECTION 4.04 Company Stock Options. (a) At or immediately prior to the Effective Time, each Company Stock Option that is not exercised prior to the Effective Time (other than any Company Stock Option that will be cancelled pursuant to the Employment Agreements) shall, by virtue of the Merger and without any further action on the part of any holder thereof, be assumed by Parent and deemed to constitute an option (each, a "Parent Option") to acquire, on the same terms and conditions as were applicable under such Company Stock Option (subject to Section 4.04(h)), the same number of shares of Parent Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to
Section 4.01 of this Agreement had such holder exercised such Company Stock Option in full immediately prior to the Effective Time (rounded to the nearest whole number), at a price per share (rounded down to the nearest whole cent) equal to (x) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (y) the number of shares, or fraction thereof, of Parent Common Stock purchasable pursuant to the Parent Option in accordance with the foregoing. The other terms of each such Company Stock Option shall continue to apply in accordance with their terms, except that the vesting price targets applicable to each unvested Performance Based Company Stock Option that is outstanding immediately prior to the Effective Time shall be equal to (i) the vesting price targets applicable to such unvested Performance Based Company Stock Option immediately prior to the Effective Time divided by (ii) the Stock Consideration.

                  (b) Subject to Sections 4.04(c) and 4.04(d) below, each holder (an "Option Holder") of a Vested Company Stock Option may elect to exercise such Vested Company Stock Option prior to the Acceptance Date (subject to consummation of the Offer) for the purpose of tendering into the Offer all of the shares of Company Common Stock (the "Option Shares") issuable to such person upon exercise of the Vested Company Stock Option.

                  (c) An Option Holder that exercises a Vested Company Stock Option between the date hereof and the Acceptance Date shall not be required to deliver payment of the exercise price (the "Exercise Price") thereof to the Company simultaneously upon exercise of such option if the Option Holder (1) notifies the Company that such person intends to tender into the Offer in accordance with its terms all of the Option Shares issuable upon such exercise, (2) instructs the Company to deliver the Option Shares to the Offer Exchange Agent, and (3) elects to receive the Cash Consideration in exchange for all, but not less than all, of such tendered Option Shares. If an Option Holder has satisfied clauses (1), (2) and (3) of this Section 4.04(c), the Company shall cooperate with the Offer Exchange Agent in determining the aggregate amount of withholding/payroll taxes (the "Exercise Taxes") that such Option Holder has incurred or will incur in connection with the exercise of the Vested Company Stock Option, and the Offer Exchange Agent shall deduct the sum of the Exercise Price and the Exercise Taxes from the aggregate Offer Consideration otherwise payable to the Option Holder in connection with the tender of such person's Option Shares into the Offer. If the sum of the Exercise Price and the Exercise Taxes exceeds the Cash Consideration that is payable to the Option Holder (the "Excess Amount"), then the Offer Exchange Agent shall promptly notify the Option Holder of the Excess Amount and, if applicable, shall not deliver any Stock Consideration otherwise payable to such person until the Offer Exchange Agent, on behalf of the Company, has received payment in full of the Excess Amount from the Option Holder. Parent shall cause the Offer Exchange Agent to promptly deliver to the Company any amounts received in connection with the payment by an Option Holder of the Exercise Price and the Exercise Taxes.

                  (d) If an Option Holder (x) wishes to exercise a Vested Company Stock Option for the purpose of tendering into the Offer all of the Option Shares received thereby, and (y) does not wish to receive the Cash Consideration in exchange for all, but not less than all, of such Option Shares, then (A) simultaneously upon delivery of notice of exercise of such option, the Option Holder must (1) notify the Company that such person intends to tender into the Offer in accordance with its terms all of the Option Shares issuable upon exercise of the Vested Company Stock Option,
(2) instruct the Company to deliver the Option Shares to the Offer Exchange Agent, and (3) notify the Company that it will, prior to the Acceptance Date, deliver to the Offer Exchange Agent, on behalf of the Company, payment of the Exercise Price in cash or by check (provided that, if the Option Holder does not deliver the Exercise Price in full to the Offer Exchange Agent prior to the Acceptance Date, then such person shall be deemed not to have exercised the Vested Company Stock Option and not to have tendered any Option Shares into the Offer); and (B) promptly following the Acceptance Date, deliver to the Offer Exchange Agent, on behalf of the Company, payment of the aggregate Exercise Taxes in cash or by certified check. The Offer Exchange Agent shall not deliver to any such Option Holder any portion of the Offer Consideration otherwise payable to such person in exchange for tendered Option Shares until the Exercise Price and all Exercise Taxes have been paid in full.

                  (e) If an Option Holder wishes to exercise a Vested Company Stock Option between the date hereof and the Acceptance Date other than in accordance with Section 4.04(c) or Section 4.04(d) hereof, the Option Holder may exercise such Vested Company Stock Option only in accordance with the terms of such option, including with respect to the timing of payment of the exercise price thereof.

                  (f) Subject to the parenthetical contained in Section 4.04(d)(A)(3) above, all Option Shares that are issued prior to the Acceptance Date in connection with the exercise of any Vested Company Stock Options shall constitute issued and outstanding shares of Company Common Stock for purposes of Section 2.01, including, without limitation, for purposes of determining the Maximum Cash Election Number.

                  (g) Prior to the commencement of the Offer, the Company shall be permitted to amend each outstanding Company Stock Option Plan and each outstanding Company Stock Option in accordance with Section 4.04(g) of the Company Disclosure Schedule.

                  (h) At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Parent Options.

                  (i) At or prior to the Effective Time, Parent shall file with the SEC a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to Parent Options. Parent shall use reasonable best efforts to maintain the effectiveness of such registration statement for as long as any Parent Options remain outstanding. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Parent Options.

                  (j) Both Parent and the Company shall take such steps as may be required to cause, to the extent possible, the transactions contemplated by this Section 4.04 and any other dispositions of Company equity securities and/or acquisitions of Parent equity securities (including, in each case, derivative securities) in connection with this Agreement or the transactions contemplated hereby by any individual who is a director or officer of the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the interpretative letter, dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

                  SECTION 4.05 Appraisal Rights. In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of shares of Company Common Stock in connection with the Offer or, other than pursuant to Section 262(b)(3) of the DGCL, the Merger.

                  SECTION 4.06 Affiliates. Notwithstanding anything to the contrary herein, no Parent Common Stock shall be delivered to a person who may be deemed an "affiliate" of the Company in accordance with Section 8.08 hereof for purposes of Rule 145 under the Securities Act until such person has executed and delivered to Parent an executed copy of the affiliate letter contemplated in Section 8.08 hereof.

                                 ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  As an inducement to Parent and Merger Sub to enter into this Agreement, the Company, except as disclosed in the Company's disclosure schedule delivered concurrently with the delivery of this Agreement (the "Company Disclosure Schedule"), hereby represents and warrants to Parent and Merger Sub as follows:

                  SECTION 5.01 Organization and Qualification;
Subsidiaries. (a) Each of the Company and each subsidiary of the Company (each, a "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not prevent or materially delay consummation of the Merger or the Transaction or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected to have a Company Material Adverse Effect. The Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected to have a Company Material Adverse Effect.

                  (b) A true and complete list of all the Subsidiaries, together with the jurisdiction of organization of each Subsidiary and the percentage of the outstanding capital stock or other equity interests of each Subsidiary owned by the Company and each other Subsidiary, is set forth in Section 5.01(b) of the Company Disclosure Schedule. Except as disclosed in Section 5.01(b) of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                  SECTION 5.02 Certificate of Incorporation and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of the certificate of incorporation and the by-laws or equivalent organizational documents, each as amended to date, of the Company and each Subsidiary. Such certificates of incorporation, by-laws or equivalent organizational documents, as amended to date, are in full force and effect. Neither the Company nor any Subsidiary is in material violation of any of the provisions of its certificate of incorporation, by-laws or equivalent organizational documents.

                  SECTION 5.03 Capitalization. (a) The authorized capital stock of the Company consists of (i) 60,000,000 shares of Company Common Stock and (ii) 15,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"). As of the close of business on March 25, 2002, (i) 33,487,650 shares of Company Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) 50,000 shares of Restricted Stock were issued and outstanding, (iii) no shares of Company Common Stock were held in the treasury of the Company, (iv) no shares of Company Common Stock were held by the Subsidiaries, (v) 3,822,307 shares of Company Common Stock were reserved for future issuance pursuant to outstanding employee stock options granted pursuant to the Company Stock Option Plans and (vi) no shares of Company Preferred Stock were issued and outstanding. Except as set forth above or in Section 5.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary. Section 5.03(a) of the Company Disclosure Schedule sets forth the following information with respect to each Company Stock Option outstanding as of the date of this Agreement: (i) the name and address of the optionee; (ii) the number of shares of Company Common Stock subject to such Company Stock Option; (iii) the exercise price of such Company Stock Option; (iv) the date on which such Company Stock Option was granted; (v) the applicable vesting schedule; and (vi) the date on which such Company Stock Option expires. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person.

                  (b) Each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by the Company or another Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or any Subsidiary's voting rights, charges and other encumbrances, except for limitations on transfer imposed by federal or state securities Laws.

                  SECTION 5.04 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject, if applicable, to obtaining the Company Stockholder Approval with respect to the Merger, to consummate the Transaction. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transaction have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transaction (other than, with respect to the Merger, obtaining the Company Stockholder Approval if and to the extent required by applicable Law, and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles. The Company Board has approved this Agreement and the transactions contemplated hereby. To the knowledge of the Company, no state takeover statute is applicable to the Merger or the Transaction.

                  SECTION 5.05 No Conflict; Required Filings and Consents.
(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the certificate of incorporation or by-laws or any equivalent organizational documents, each as amended to date, of the Company or any Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.05(b) have been made, conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order ("Law") applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Subsidiary pursuant to, or result in any payment under, any Material Contract (as defined in Section 5.17), Company Permit (as defined in Section 5.06) or franchise, except, with respect to clauses (ii) and
(iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected to have a Company Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county, local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, judicial or arbitral body or supranational authority (a "Governmental Authority"), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or "blue sky" laws ("Blue Sky Laws") and state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and filing and recordation of appropriate merger documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay the Company from performing its obligations under this Agreement, and would not reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 5.06 Permits; Compliance. (a) Each of the Company and the Subsidiaries is in possession of all franchises, grants, authorizations, licenses, certifications, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. Neither the Company nor any Subsidiary is in conflict with, or in default, breach or violation of, (i) any Law applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, Company Permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound, except in either case for any such conflicts, defaults, breaches or violations that would not prevent or materially delay the consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected to have a Company Material Adverse Effect.

                  (b) None of the Company or any Subsidiary or any individual who is currently an executive officer, director or, to the knowledge of the Company, employee of the Company or any Subsidiary (i) has been convicted of, charged with or, to the knowledge of the Company, investigated for a Medicare, Medicaid or state health program-related offense, (ii) since January 1, 1999, has been convicted of, charged with or, to the knowledge of the Company, investigated for a violation of Law related to fraud, theft, embezzlement, financial misconduct or obstruction of an investigation, (iii) has been excluded or suspended from participation in Medicare, Medicaid or any federal or state health program, or (iv) since January 1, 1999, has been subject to any Order or any criminal or civil fine or penalty imposed by, any Governmental Authority with respect to any such Medicare, Medicaid or any other federal or state health care program.

                  (c) Except as disclosed in Section 5.06(c) of the Company Disclosure Schedule, since January 1, 1999, there have been no written notices, citations or decisions by any Governmental Authority that the Company or any Subsidiary fails to meet any applicable standards promulgated by such Governmental Authority for which a plan of correction has not been accepted, and the Company does not know of any such failure or facts upon which such a failure could be alleged except, in either case, as would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 5.06(c) of the Company Disclosure Schedule, none of the Company or any Subsidiary has received any notice of any potential deficiency in or violation of any applicable Law or Order relating to the Company or any Subsidiary for which a plan of correction has not been accepted except as would not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 5.06(c) of the Company Disclosure Schedule, and except as would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 1996, the Company and the Subsidiaries have complied in all material respects with all applicable Laws with respect to the services provided and business operated by the Company and the Subsidiaries.

                  (d) The Company has made available to Parent prior to the date of this Agreement true and complete copies of (i) all material surveys, reports, notices, inquiries, subpoenas and other correspondence related to any certification, licensure or other inspections, and summaries of all proficiency test results relating to the business of the Company and the Subsidiaries for the period from January 1, 1999 (or, in the case of a Subsidiary, from the date such entity became a Subsidiary) through the date hereof; (ii) all material written inquiries, notices, requests for records, subpoenas and correspondence received by the Company or any Subsidiary related to utilization, reimbursement or other audits or investigations relating to the business of the Company and the Subsidiaries for the period from January 1, 1999 (or, in the case of a Subsidiary, from the date such entity became a Subsidiary) through the date hereof; and (iii) all current licenses or certifications of the Company or any Subsidiary under the Clinical Laboratory Improvement Act of 1988 and the regulations promulgated thereunder ("CLIA").

                  (e) Except as disclosed in Section 5.06(e) of the Company Disclosure Schedule, and except as would not reasonably be expected to have a Company Material Adverse Effect, (i) none of the Company nor any Subsidiary has engaged in any activities that are prohibited under or would violate Medicare and Medicaid statutes, 42 U.S.C. Sections 1320a-7a and 7b, or the regulations promulgated pursuant to such statutes, or comparable state or local Law or rules of professional conduct; (ii) the Company and the Subsidiaries have timely and accurately filed in all material respects all requisite claims and other reports required to be filed in connection with all applicable state and federal Medicare and Medicaid programs due on or before the date of this Agreement; (iii) there is no arrangement providing for any rebates, kickbacks or other forms of compensation that is unlawful to be paid to any person or entity in return for the referral of business or for the arrangement for recommendation of such referrals; and
(iv) none of the Company nor any Subsidiary has any financial arrangement which render any of its billings unlawful pursuant to the Stark Law or comparable state Law.

                  (f) To the knowledge of the Company, all agreements of the Company and the Subsidiaries with third-party payors were entered into by the Company or a Subsidiary, as the case may be, in the ordinary course of business. The Company and the Subsidiaries are in compliance with each of their respective third-party payor agreements, and the Company and the Subsidiaries have properly charged and billed in accordance with the terms of their respective third-party payor agreements, including, where applicable, billing and collection of all deductibles and co-payments, except for any such violations that would not reasonably be expected to have a Company Material Adverse Effect.

                  (g) Except as disclosed in Section 5.06(g) of the Company Disclosure Schedule, (i) no right of the Company or any Subsidiary to receive reimbursements pursuant to any government program or private program has ever been terminated or suspended as a result of any investigation or action whether by any Governmental Authority or other third party, (ii) none of the Company nor any Subsidiary has since January 1, 1999 received notice from any Governmental Authority that it has been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any Governmental Authority, professional review organization, accrediting organization or certifying agency for the purpose of any alleged improper activity on the part of such entity, other than routine audits or inquiries and other than those which would not reasonably be expected to have a Company Material Adverse Effect, (iii) none of the Company nor any Subsidiary has received any written notice of deficiency from a Governmental Authority in connection with its operations for which a plan of correction has not been accepted, and (iv) none of the Company nor any Subsidiary has received any written notice of any claim, requirement or demand of any licensing, accrediting or certifying agency to rework or redesign their operations or any part thereof.

                  SECTION 5.07 SEC Filings; Financial Statements. (a) The Company has filed all forms, reports, statements, schedules and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since June 6, 2001 (such forms, reports, statements, schedules and other documents being, collectively, the "Company SEC Reports"). The Company SEC Reports (i) at the time they were filed or, if amended, as of the date of such amendment, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company is eligible to use Form S-3 in connection with the registration of securities under the Securities Act. No Subsidiary is required to file any form, report or other document with the SEC. Except as set forth in Section 5.07 of the Company Disclosure Schedule, the Company has not received any non-routine inquires or interrogatories, whether in writing or otherwise, from the SEC, the NASDAQ National Market or any other Governmental Authority, or, to the knowledge of the Company, been the subject of any investigation, audit, review or hearing by or in front of such persons, in each case with respect to any of the Company SEC Reports or any of the information contained therein. True and complete copies of any such written inquires or interrogatories have been furnished to Parent, and Parent has otherwise been made aware of any such oral inquiries or interrogatories, investigations, audits, reviews or hearings.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

                  (c) Except as and to the extent set forth in Section 5.07(c) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), in each case that is required by GAAP to be set forth on a consolidated balance sheet of the Company or in the notes thereto, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2001, and liabilities and obligations which would not prevent or materially delay consummation of the Transaction or otherwise be reasonably likely to prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected to have a Company Material Adverse Effect.

                  (d) Section 5.07(d) of the Company Disclosure Schedule lists all "management letters" and other similar letters relating to the Company's or any of its Subsidiaries internal controls and accounting practices that have been received by the Company from its independent accountants since December 31, 1999 (the "Management Letters"). True and complete copies of all Management Letters have been furnished to Parent.

                  SECTION 5.08 Information to Be Supplied. (a) Each of the
Schedule 14D-9 and the other documents required to be filed by the Company with the SEC in connection with the Offer, the Merger and the other transactions contemplated hereby will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be. Each of the Schedule 14D-9 and the other documents required to be filed by the Company with the SEC in connection with the Offer, the Merger and the other transactions contemplated hereby and any of the information supplied or to be supplied by the Company or its Subsidiaries or their representatives for inclusion or incorporation by reference in the Merger Registration Statement and the Offer Documents will not, on the date of its filing or mailing or, in the case of the Proxy Statement/Prospectus, at the time of the Company Stockholder Meeting or, in the case of the Offer Documents, at the time the Offer is commenced or at the Acceptance Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (b) Notwithstanding the foregoing provisions of this
Section 5.08, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Offer Documents, Merger Registration Statement, the Proxy Statement/Prospectus or the Schedule 14D-9 based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein or based on information which is not made in or incorporated by reference in such documents but which should have been disclosed pursuant to Section 6.07.

                  SECTION 5.09 Absence of Certain Changes or Events. Since December 31, 2001, except (a) as set forth in Section 5.09 of the Company Disclosure Schedule, or (b) as expressly contemplated by this Agreement:
(i) the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, (ii) there has not been any Company Material Adverse Effect, and (iii) none of the Company or any Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 7.01.

                  SECTION 5.10 Absence of Litigation. Except as set forth in Section 5.10 of the Company Disclosure Schedule, there is no litigation, suit, claim, action, proceeding or, to the knowledge of the Company, investigation (an "Action") pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, before any Governmental Authority that
(a) has had or would reasonably be expected to have a Company Material Adverse Effect or (b) seeks to materially delay or prevent the consummation of the Transaction. Neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay the Company from performing its obligations under this Agreement or would reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 5.11 Employee Benefit Plans. (a) Section 5.11(a) of the Company Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary, (ii) each employee benefit plan for which the Company or any Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Subsidiary could incur liability under Section 4212(c) of ERISA, and
(iv) any contracts, arrangements or understandings between the Company or any Subsidiary and any employee of the Company or any Subsidiary including, without limitation, any contracts, arrangements or understandings relating in any way to a sale of the Company or any Subsidiary (collectively, the "Plans"). Each Plan is in writing and the Company has made available to Parent a true and complete copy of each Plan and has made available to Parent a true and complete copy of each material document, if any, prepared in connection with each such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Neither the Company nor any Subsidiary has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement,
(ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code or as contemplated by this Agreement.

                  (b) None of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). None of the Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person, or (ii) obligates the Company or any Subsidiary to pay separation, severance, termination or similar-type benefits or any other amounts or benefits to any person solely or partially as a result of any transaction contemplated by this Agreement. Each of the Plans is subject only to the Laws of the United States or a political subdivision thereof.

                  (c) Each Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code. The Company and the Subsidiaries have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Plan. No Action is pending or, to the knowledge of the Company, threatened in writing with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could reasonably be expected to give rise to any such Action.

                  (d) Each Plan that is intended to be qualified under
Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and, to the knowledge of the Company, no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

                  (e) To the knowledge of the Company, there has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Neither the Company nor any Subsidiary has any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could reasonably be expected to give rise to any such liability.

                  (f) All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. To the knowledge of the Company, all such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority and no fact or event exists which could reasonably be expected to give rise to any such challenge or disallowance.

                  (g) No Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law,
(ii) death benefits or retirement benefits under any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of the Company or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

                  (h) None of the Company nor any Subsidiary has any non-U.S. employees.

                  (i) Except as set forth on Section 5.11(i) of the Company Disclosure Schedule, none of the employees of the Company or any Subsidiaries is currently on short or long-term leave or temporary or permanent disability leave.

                  (j) As of the date hereof, the Company has no knowledge or no reasonable basis to believe that any of the key employees of the Company or any Subsidiary will terminate their contractual arrangements with the Company or any Subsidiary as a result of the consummation of the transactions contemplated hereby.

                  SECTION 5.12 Labor and Employment Matters. There are no controversies pending or, to the knowledge of the Company, threatened between the Company or any Subsidiary and any of their respective employees, which controversies would prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement or would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees. There are no unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Subsidiary. There is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Subsidiary.

                  SECTION 5.13 Property and Leases. (a) The Company and the Subsidiaries have good, valid and marketable title to or, in the case of leased properties and assets, valid leasehold interest in, all their properties and assets to conduct their respective businesses as currently conducted or as currently contemplated by the Company to be conducted, with only Permitted Liens or such exceptions as would not reasonably be expected to have a Company Material Adverse Effect.

                  (b) Each parcel of real property owned or leased by the Company or any Subsidiary (i) is owned or leased free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind, including, without limitation, any easement, right of way or other encumbrance to title, or any option, right of first refusal, or right of first offer (collectively, "Liens"), other than (A) Liens for current Taxes and assessments not yet due or for Taxes being contested in good faith and for which a reserve has been established by the Company on its books, and (B) mechanics', materialmen's, workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or such Subsidiary consistent with past practice (collectively, "Permitted Liens"), and (ii) to the knowledge of the Company, is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed.

                  (c) All Leases are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Company or any Subsidiary, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company or any Subsidiary.

                  (d) Section 5.13(d) of the Company Disclosure Schedule discloses a full and complete list of all leases of real property by or for the benefit of the Company and the Subsidiaries and all amendments and modifications thereto (the "Leases") and the lessors thereof, including whether, to the knowledge of the Company, as of the date of this Agreement, any such lessor is a physician or a family member of a physician. The Company has made available to Parent prior to the date of this Agreement complete and accurate copies of each of the Leases, and none of the Leases has been modified in any material respect.

                  SECTION 5.14 Intellectual Property. (a) Except as disclosed in Section 5.14(a) of the Company Disclosure Schedule and except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the conduct of the business of the Company and the Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted to the Company that the conduct of the business of the Company and the Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property rights of any third party;
(ii) with respect to each item of Intellectual Property owned by the Company or a Subsidiary and material to the business, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole ("Company Owned Intellectual Property"), the Company or a Subsidiary is the owner of the entire right, title and interest in and to such Company Owned Intellectual Property and is entitled to use such Company Owned Intellectual Property in the continued operation of its respective business; (iii) with respect to each item of Intellectual Property licensed to the Company or a Subsidiary that is material to the business of the Company and the Subsidiaries as currently conducted ("Company Licensed Intellectual Property"), the Company or a Subsidiary has (assuming the licensor has the right to license such property) the right to use such Company Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Company Licensed Intellectual Property; (iv) to the knowledge of the Company, the Company Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or in part; (v) to the knowledge of the Company, no person is engaging in any activity that infringes upon the Company Owned Intellectual Property; (vi) to the knowledge of the Company, each license of the Company Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect; and (vii) to the knowledge of the Company, no party to any license of the Company Licensed Intellectual Property is in breach thereof or default thereunder.

                  (b) Section 5.14(b) of the Company Disclosure Schedule sets forth a true and complete list of all (i) patents and patent applications, registered trademarks and trademark applications, registered copyrights and copyright applications and software included in the Company Owned Intellectual Property and (ii) licenses that are material to the Company's business, except "shrink wrap", "click wrap" or similar licenses for commercially available software.

                  (c) The Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of its trade secrets and other confidential Intellectual Property. Except as disclosed in Section 5.14(c) of the Company Disclosure Schedule, and except as would not reasonably be expected to have a Company Material Adverse Effect, (i) there has been no misappropriation of any trade secrets or other Intellectual Property of the Company or any Subsidiary by any person, (ii) no employee, independent contractor or agent of the Company or any Subsidiary has misappropriated any trade secrets of any other person in the course of such performance as an employee, independent contractor or agent, and (iii) no employee, independent contractor or agent of the Company or any Subsidiary is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

                  SECTION 5.15 Taxes. The Company and each of its Subsidiaries have timely filed (or have had filed on their behalf) all Tax returns and reports required to be filed by each of them and each has, within the time and in the manner prescribed by Law, paid and discharged all Taxes that have become due and payable, other than such payments as are being contested in good faith by appropriate proceedings and for which adequate reserves have been taken. All such Tax returns and reports are true, accurate and complete in all material respects. Neither the IRS nor any other United States or non-United States taxing authority or agency has asserted in writing or, to the knowledge of the Company, has threatened to assert against the Company or any Subsidiary any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith. Neither the Company nor any Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. Neither the Company nor any Subsidiary has made an election under Section 341(f) of the Code. There are no Tax Liens upon any property or assets of the Company or any of the Subsidiaries except Liens for current Taxes not yet due. Neither the Company nor any of the Subsidiaries is a party to any agreement, understanding, or arrangement (with any person other than the Company and/or any of the Subsidiaries) relating to allocating or sharing of any amount of Taxes that would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of the Subsidiaries has any liability for any amount of Taxes of any person other than the Company or any of its Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, or by contract that would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of the Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of the Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary has any income reportable for a period ending after the Acceptance Date that is attributable to any activity or a transaction occurring in, or a change in accounting method made for, a period ending on or prior to the Acceptance Date that resulted in a deferred reporting of income from such transaction or from such change of accounting method, in either case which deferral would reasonably be expected to have a Company Material Adverse Effect or is inconsistent with the past practice of the Company. Neither the Company nor any Subsidiary has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(e) of the Code within the past five years. To the knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent the Offer and the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance, except for a possible future change in the Stock Value, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  SECTION 5.16 Environmental Matters. Except as described in Section 5.16 of the Company Disclosure Schedule or as would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected to have a Company Material Adverse Effect, (a) neither the Company nor any Subsidiary is in violation of any Environmental Law or has received any written notice, demand, letter, claim, request for information or other written communication alleging that the Company or such Subsidiary may be in violation of any Environmental Law; (b) none of the properties currently or formerly owned, leased or operated by the Company or any Subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance in a quantity that is reasonably likely to lead to cleanup or remediation of Hazardous Substances; (c) neither the Company nor any Subsidiary has received any written notice, demand, claim or request for information or other written communications alleging that the Company or any Subsidiary is actually, potentially or allegedly liable under any Environmental Law (including, without limitation, pending or threatened Liens) for cleanup or remediation of Hazardous Substances; (d) the Company or a Subsidiary has all permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits") and the Company and such Subsidiaries are in compliance with the Environmental Permits; (e) none of the properties owned or leased by the Company or any Subsidiary is listed or, to the knowledge of the Company and the Subsidiaries, proposed for listing on the "National Priorities List" or the Comprehensive Environmental Response, Compensation and Liability Information System under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any similar state or foreign list of sites requiring investigation or cleanup; (f) during the past three years, neither the Company nor any Subsidiary has entered into or agreed to any consent decree or order and neither the Company nor any Subsidiary is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances and, to the knowledge of the Company and the Subsidiaries, no investigation, litigation or other proceeding is pending or threatened with respect thereto; (g) neither the Company nor any Subsidiary is an indemnitor in connection with any claim asserted in writing to the Company or a Subsidiary by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Substances; and (h) neither the execution of this Agreement nor the consummation of the Transaction will require any investigation or remediation of any Hazardous Substances.

                  SECTION 5.17 Material Contracts. (a) Subsections (i) through (xii) of Section 5.17(a) of the Company Disclosure Schedule contain a complete list of the following contracts and agreements, whether written or oral, to which the Company or any Subsidiary is a party (such contracts and agreements, together with the Plans, the Leases and the Company Permits, being "Material Contracts"):

                  (i) each contract, agreement or account involving aggregate annual consideration payable to the Company for services of more than $1,000,000, or aggregate annual payments by the Company of more than $1,000,000;

                  (ii) all contracts and agreements under which the Company or any Subsidiary provides services other than routine or reference testing services, such as laboratory management, laboratory directorship, consulting or information technology;

                  (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company or any Subsidiary is a party;

                  (iv) all contracts and agreements relating to indebtedness with a principal amount in excess of $500,000 or any pledge of any asset of the Company or any Subsidiary (other than capitalized leases involving less than $500,000 in principal amount and other than the Company's senior credit facility);

                  (v) all management contracts (excluding contracts for employment) and contracts with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Subsidiary or income or revenues related to any product of the Company or any Subsidiary to which the Company or any Subsidiary is a party;

                  (vi) all contracts and agreements with any Governmental Authority other than agreements related to the provision of clinical laboratory services to a Governmental Authority, provider agreements and agreements related to licensing of any facility entered into in the ordinary course of business;

                  (vii) all contracts and agreements that (A) limit or purport to limit the ability of the Company or any Subsidiary or, to the Company's knowledge, any key executives of the Company or any Subsidiary, to compete in any line of business or with any person or in any geographic area or during any period of time, (B) require the Company or any Subsidiary to use any supplier or third party for all or substantially all of the Company's or the Subsidiaries' requirements or needs, (C) limit or purport to limit in any material respect the ability of the Company or any Subsidiary to solicit any customers or clients of the other parties thereto, (D) require the Company or any Subsidiary to provide to the other parties thereto "most favored nations" pricing, or (E) require the Company or any Subsidiary to market or co-market any clinical laboratory services or anatomic pathology services or other products or services of a third party (each of (A) through (E), a "Restrictive Agreement");

                  (viii) all contracts, agreements and arrangements between the Company or any of its Subsidiaries, on the one hand, and LP, LLC or any of their respective officers, directors or principals, on the other hand (each such contract, a "Related Party
         Agreement");

                  (ix) all joint venture contracts, partnership arrangements or other agreements outside the ordinary course of business involving a sharing of profits, losses, costs or liabilities by the Company or any Subsidiary with any third party;

                  (x) all licenses under CLIA or issued by any other Governmental Authority including, without limitation, the identity of the respective licensees thereunder;

                  (xi) all contracts, agreements and arrangements entered into since November 1993 between the Company or any of its Subsidiaries and any other party providing for the acquisition by the Company or such Subsidiary (including, without limitation, by merger, consolidation, acquisition of stock or assets or any other business combination) of any corporation, partnership, other business organization or division thereof or any material amount of assets, in each case, for an aggregate purchase price in excess of $100,000 (provided that Section 5.17(a)(xi) of the Company Disclosure Schedule shall also identify the amounts, if any, that are payable or potentially payable to any other party under such contracts, agreements and arrangements pursuant to any post-closing adjustment to the purchase price (including without limitation under any "earn-out" or other similar provision)); and

                  (xii) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company or any Subsidiary, the conduct of their respective businesses, or the absence of which would prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would reasonably be expected to have a Company Material Adverse Effect.

                  (b) Except as would not prevent or materially delay consummation of the Offer or the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected to have a Company Material Adverse Effect,
(i) each Material Contract is valid and binding on the Company or a Subsidiary, as the case may be, and, to the knowledge of the Company, the other parties thereto, and is in full force and effect against the Company or a Subsidiary except to the extent it has expired in accordance with its terms and represents the entire agreement between or among the parties thereto with respect to the subject matter thereof and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence. Except as disclosed in Section 5.17(b) of the Disclosure Schedule, none of the Company or any Subsidiary or, to the knowledge of the Company, as of the date of this Agreement, any other party thereto, is in breach of, or default under, any Material Contract.

                  (c) The Company has made available to Parent a true, complete and correct copy of all written Material Contracts, together with all material amendments, waivers or other changes thereto, and has been given a written description of all oral contracts included in the Material Contracts.

                  SECTION 5.18 Insurance. True and complete copies of all material fire and casualty, general liability, business interruption and workers' compensation insurance policies maintained by the Company or any Subsidiary have been made available to Parent, and such policies are in full force and effect as of the date of this Agreement. The Company or the relevant Subsidiary has paid all premiums under such policies and none of the Company or any Subsidiary is in default with respect to its obligations thereunder.

                  SECTION 5.19 Board Approval; Vote Required. (a) The Company Board, by resolutions duly adopted by vote of those voting at a meeting duly called and held, has duly (i) determined that this Agreement and the transactions contemplated hereby and thereby, including the Offer and the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby and thereby, including the Offer and the Merger, and in accordance with the DGCL, and (iii) resolved to recommend acceptance of the Offer and the adoption of this Agreement by the Company's stockholders at the Company Stockholder Meeting.

                  (b) The only vote of the holders of any class or series of capital stock of the Company that may be necessary to adopt this Agreement and the Transaction, including the Merger, is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in favor of the adoption of this Agreement.

                  SECTION 5.20 Related Party Transactions. Except as set forth in Section 5.20 of the Company Disclosure Schedule and except as expressly contemplated by this Agreement, no executive officer, director or affiliate of the Company or any Subsidiary nor any immediate family member or affiliate of such executive officer or director is a party to any agreement, contract, commitment, arrangement or transaction with the Company or any Subsidiary or is entitled to any payment or transfer of any assets from the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary or has an interest in any customer or supplier of the Company or any Subsidiary or provider of any services to the Company or any Subsidiary, except in each case (i) employment, management or consulting arrangements listed in
Section 5.11 or Section 5.17 of the Company Disclosure Schedule and benefit programs and (ii) the ownership of less than 3% of the outstanding stock of any publicly traded company.

                  SECTION 5.21 Guarantee by Subsidiaries. Except as set forth in Section 5.21 of the Company Disclosure Schedule, and except as provided pursuant to the terms of the Company's senior credit facility and issued and outstanding senior subordinated notes, none of the Subsidiaries is prevented or prohibited by its certificate of incorporation, by-laws or other equivalent organizational documents, or by any contract, agreement or other instrument or obligation, from guaranteeing all or any part of any indebtedness of Parent or any subsidiary of Parent after the Effective Time.

                  SECTION 5.22 Customers. Section 5.22 of the Company Disclosure Schedule lists the 20 largest customers of the Company and the Subsidiaries by revenue during the 12-month period ended December 31, 2001 (the "Customers") and the amount of gross revenue (net of setoffs, chargebacks and credits) received by the Company and the Subsidiaries as a result of orders by each of the Customers during such period. Since January 1, 2001 through the date hereof, none of the Company, any Subsidiary or any officer, director, affiliate or agent of the Company or a Subsidiary has received any written notice from any Customer to the effect that any such Customer intends to cease or materially reduce the amount of services requested of, or size of orders placed with, the Company or any Subsidiary or otherwise reduce the amount of business conducted with the Company or any Subsidiary.

                  SECTION 5.23 Receivables. All Receivables that arose since December 31, 2001 arose from, and the Receivables existing on the Acceptance Date will have arisen from, the sale of inventory or services to persons not affiliated with the Company or any Subsidiary and in the ordinary course of business consistent with past practice.

                  SECTION 5.24 Brokers. Except for Park Avenue Equity Management, LLC ("Park Avenue"), no broker, finder or investment banker (other than the Advisors) is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and each of Park Avenue and the Advisors pursuant to which such firms would be entitled to any payment related to the Transaction.

                                ARTICLE VI

          REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  As an inducement to the Company to enter into this Agreement, Parent and Merger Sub, except as disclosed in Parent's disclosure schedule delivered concurrently with the delivery of this Agreement (the "Parent Disclosure Schedule"), hereby, jointly and severally, represent and warrant to the Company as follows:

                  SECTION 6.01 Corporate Organization. Each of Parent, Merger Sub and each significant subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the SEC) of Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay Parent or Merger Sub from performing its obligations under this Agreement and would not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent, Merger Sub and each significant subsidiary of Parent is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay Parent or Merger Sub from performing its obligations under this Agreement and would not reasonably be expected to have a Parent Material Adverse Effect.

                  SECTION 6.02 Certificate of Incorporation and By-Laws. Parent has heretofore furnished to the Company a complete and correct copy of the certificate of incorporation and the by-laws of Parent and the certificate of incorporation and by-laws of Merger Sub, each as amended to date. Such certificates of incorporation and by-laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its certificate of incorporation or by-laws.

                  SECTION 6.03 Capitalization. (a) The authorized capital stock of Parent consists of (i) 300,000,000 shares of Parent Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share ("Parent Preferred Stock"). As of March 20, 2002, 96,685,069 shares of Parent Common Stock and no shares of Parent Preferred Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, and 8,123,736 shares of Parent Common Stock were reserved for future issuance pursuant to outstanding stock options that have been granted prior to the date hereof. Except as set forth in this
Section 6.03 and except for stock options granted pursuant to the stock option plans of Parent (the "Parent Stock Option Plans"), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or Merger Sub or obligating Parent or Merger Sub to issue or sell any shares of capital stock of, or other equity interests in, Parent or Merger Sub. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Parent or Merger Sub to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of Merger Sub.

                  (b) The authorized capital stock of Merger Sub consists of 1000 shares of Merger Sub Common Stock, all of which are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereof and all of which are owned by Parent. Each outstanding share of capital stock of Merger Sub is duly authorized, validly issued, fully paid and nonassessable and each such share is owned by Parent or Merger Sub free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or Merger Sub's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not reasonably be expected to have a Parent Material Adverse Effect.

                  (c) The shares of Parent Common Stock to be issued pursuant to the Offer and the Merger in accordance with Section 2.01 and
Section 4.01 (i) will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Parent's certificate of incorporation or by-laws or any agreement to which Parent is a party or is bound and (ii) will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky Laws.

                  SECTION 6.04 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transaction. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transaction have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transaction (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the
DGCL). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery by each of the other parties thereto, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  SECTION 6.05 No Conflict; Required Filings and Consents.
(a) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, (i) conflict with or violate the certificate of incorporation or by-laws of either Parent or Merger Sub in effect on the date of this Agreement, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 6.05(b) have been obtained and all filings and obligations described in Section 6.05(b) have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of Parent, Merger Sub or any significant subsidiary of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay consummation of the Merger or the Offer or otherwise prevent or materially delay Parent and Merger Sub from performing their obligations under this Agreement and would not reasonably be expected to have a Parent Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and state takeover laws, the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger or the Offer or otherwise prevent Parent or Merger Sub from performing its material obligations under this Agreement and would not reasonably be expected to have a Parent Material Adverse Effect.

                  SECTION 6.06 SEC Filings; Financial Statements. (a) Parent has filed all forms, reports, statements, schedules and other documents required to be filed by it with the SEC since December 31, 1999 (such forms, reports, statements, schedules and other documents being, collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) at the time they were filed or, if amended, as of the date of such amendment, complied in all material respects with all applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No subsidiary of Parent is required to file any form, report or other document with the SEC. Except as set forth in Section 6.06 of the Parent Disclosure Schedule, Parent has not received any non-routine inquires or interrogatories, whether in writing or otherwise, from the SEC, the NYSE or any other Governmental Authority or, to the knowledge of Parent, been the subject of any investigation, audit, review or hearing by or in front of such persons, in each case with respect to any of the Parent SEC Reports or any of the information contained therein. True and complete copies of any such written inquires or interrogatories have been furnished to the Company, and the Company has otherwise been made aware of any such oral inquiries or interrogatories, investigations, audits, reviews or hearings.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

                  (c) Except as and to the extent set forth in Section 6.06(c) of the Parent Disclosure Schedule, none of Parent nor any of its subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), in each case that is required by GAAP to be set forth on a consolidated balance sheet of Parent or in the notes thereto, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2001, and liabilities and obligations which would not prevent or materially delay consummation of the Transaction or otherwise be reasonably likely to prevent or materially delay either Parent or Purchaser from performing its obligations under this Agreement and would not reasonably be expected to have a Parent Material Adverse Effect.

                  (d) Section 6.06(d) of the Parent Disclosure Schedule lists all "management letters" and other similar letters relating to Parent's or any of its subsidiaries' internal controls and accounting practices that have been received by Parent from its independent accountants since December 31, 1999. True and complete copies of all such management letters have been furnished to the Company.

                  SECTION 6.07 Information to Be Supplied. (a) Each of the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger, as amended or supplemented from time to time (as so amended and supplemented, the "Merger Registration Statement"), the Offer Documents and the other documents required to be filed by Parent with the SEC in connection with the Offer, the Merger and the Transaction will comply as to form, in all material respects, with the requirements of the Exchange Act and the Securities Act, as the case may be. Each of the Merger Registration Statement, the Offer Documents and the other documents required to be filed by the Company with the SEC in connection with the Offer, the Merger and the Transaction and any information supplied or to be supplied by Parent or its subsidiaries or representatives for inclusion or incorporation by reference in the Schedule 14D-9 or the Proxy Statement/Prospectus will not, on the date of its filing or mailing or at the time they become effective under the Securities Act or, in the case of the Offer Registration Statement, on the dates the Offer Registration Statement is mailed to stockholders of the Company and on the Acceptance Date and, in the case of the Merger Registration Statement, at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (b) Notwithstanding the foregoing provisions of this
Section 6.07, no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Merger Registration Statement or the Offer Documents based on information supplied by or on behalf of the Company and its Subsidiaries for inclusion or incorporation by reference therein or based on information which is not made in or incorporated by reference in such documents but which should have been disclosed pursuant to Section 5.08.

                  SECTION 6.08 No Vote Required. No vote of the stockholders of Parent is required by Law, Parent's certificate of incorporation or by-laws or otherwise in order for Parent and Merger Sub to consummate the Transactions.

                  SECTION 6.09 Operations of Merger Sub. Merger Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

                  SECTION 6.10 Tax Matters. To the knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to take any action that would prevent the Offer and the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstance, except for a possible future change in the Stock Value, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  SECTION 6.11 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction that will not be paid by or on behalf of Parent or Merger Sub.

                  SECTION 6.12 Employee Benefit Plans. (a) None of the Parent Plans is a Multiemployer Plan or a Multiple Employer Plan.

                  (b) Each Parent Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code. Parent and the Subsidiaries have performed all material obligations required to be performed by them under, are not in any default under or in violation of, and have no knowledge of any default or violation by any party to, any Parent Plan. Except as would not have a Parent Material Adverse Effect, no Action is pending or threatened in writing with respect to any Parent Plan (other than claims for benefits in the ordinary course) and, to the knowledge of Parent, no fact or event exists that could reasonably be expected to give rise to any such Action.

                  (c) Each Parent Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Parent Plan for which determination letters are currently available that the Parent Plan is so qualified and each trust established in connection with any Parent Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and, to the knowledge of Parent, no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Parent Plan or the exempt status of any such trust.

                  (d) To the knowledge of Parent, there has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Parent Plan. Neither Parent nor any Subsidiary has any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could reasonably be expected to give rise to any such liability.

                  SECTION 6.13 Absence of Parent Material Adverse Effect. Since December 31, 2001, (a) there has not been a Parent Material Adverse Effect, and (b) Parent and its subsidiaries have not taken any action that, if taken after the date of this Agreement, would constitute a breach of the covenants set forth in Section 7.02.

                  SECTION 6.14 Litigation. Except as set forth in Section
6.14 of the Parent Disclosure Schedule, there is no Action pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any property or asset of Parent or any such subsidiary, before any Governmental Authority that (a) has had or would reasonably be expected to have a Parent Material Adverse Effect or (b) seeks to materially delay or prevent the consummation of the Transaction. Neither Parent nor any of its subsidiaries nor any property or asset of Parent or any such subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Parent, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that seeks to materially delay or prevent the consummation of the Transaction or would prevent or materially delay Parent from performing its obligations under this Agreement or would reasonably be expected to have a Parent Material Adverse Effect.

                  SECTION 6.15 Permits; Compliance. (a) Each of Parent and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, certifications, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of Parent and such subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have, or the suspension or cancellation of, any of the Parent Permits would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay Parent or Purchaser from performing its obligations under this Agreement and would not reasonably be expected to have a Parent Material Adverse Effect. As of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened. None of Parent nor any of its subsidiaries is in conflict with, or in default, breach or violation of,
(a) any Law applicable to Parent or any such subsidiary or by which any property or asset of Parent or any such subsidiary is bound or affected, or
(b) any note, bond, mortgage, indenture, contract, agreement, lease, license, Parent Permit, franchise or other instrument or obligation to which Parent or any such subsidiary is a party or by which Parent or any such subsidiary or any property or asset of Parent or any such subsidiary is bound, except in either case for any such conflicts, defaults, breaches or violations that would not prevent or materially delay the consummation of the Merger or otherwise prevent or materially delay Parent or Purchaser from performing its obligations under this Agreement and would not reasonably be expected to have a Parent Material Adverse Effect.

                  (b) None of Parent nor any of its subsidiaries or any individual who is currently an executive officer, director or, to the knowledge of Parent, employee of Parent or any such subsidiary (i) has been convicted of, charged with or, to the knowledge of Parent, investigated for a Medicare, Medicaid or state health program-related offense, (ii) since January 1, 1999, has been convicted of, charged with or, to the knowledge of Parent, investigated for a violation of Law related to fraud, theft, embezzlement, financial misconduct or obstruction of an investigation,
(iii) has been excluded or suspended from participation in Medicare, Medicaid or any federal or state health program or (iv) since January 1, 1999, has been subject to any Order or any criminal or civil fine imposed by any Governmental Authority with respect to any such Medicare, Medicaid or any other federal or state health care program.

                  (c) Except as disclosed in Section 6.15(c) of the Parent Disclosure Schedule, since January 1, 1999, there have been no written notices, citations or decisions by any Governmental Authority that Parent or any of its subsidiaries fails to meet any applicable standards promulgated by such Governmental Authority for which a plan of correction has not been accepted, and Parent does not know of any such failure or facts upon which such a failure could be alleged except, in either case, as would not reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in Section 6.15(c) of the Parent Disclosure Schedule, none of Parent or any of its subsidiaries has received any notice of any potential deficiency in or violation of any applicable Law or Order relating to Parent or any such subsidiary for which a plan of correction has not been accepted except as would not reasonably be expected to have a Parent Material Adverse Effect. Except as disclosed in Section 6.15(c) of the Parent Disclosure Schedule, and except as would not reasonably be expected to have a Parent Material Adverse Effect, since January 1, 1996, Parent has complied in all material respects with all applicable Laws with respect to the services provided and business operated by Parent.

                  (d) Except as disclosed in Section 6.15(d) of the Parent Disclosure Schedule, and except as would not have a Parent Material Adverse Effect, (i) none of Parent nor any of its subsidiaries has engaged in any activities that are prohibited under or would violate Medicare and Medicaid statutes, 42 U.S.C. Section 1320a-7a and 7b, or the regulations promulgated pursuant to such statutes, or comparable state or local Law or rules of professional conduct; (ii) Parent and its subsidiaries have timely and accurately filed in all material respects all requisite claims and other reports required to be filed in connection with all applicable state and federal Medicare and Medicaid programs due on or before the date of this Agreement; (iii) there is no arrangement providing for any rebates, kickbacks or other forms of compensation that is unlawful to be paid to any person or entity in return for the referral of business or for the arrangement for recommendation of such referrals; and (iv) none of Parent nor any of its subsidiaries has any financial arrangement which renders any of its billings unlawful pursuant to the Stark Law or comparable state Law.

                  (e) To the knowledge of Parent, all agreements of Parent and its subsidiaries with third-party payors were entered into by Parent or any such subsidiaries, as the case may be, in the ordinary course of business. Parent and its subsidiaries are in compliance with each of their respective third-party payor agreements, and Parent and its subsidiaries have properly charged and billed in accordance with the terms of their respective third-party payor agreements, including, where applicable, billing and collection of all deductibles and co-payments, except for any such violations that would not reasonably be expected to have a Parent Material Adverse Effect.

                  (f) Except as disclosed in Section 6.15(f) of the Parent Disclosure Schedule, (i) no right of Parent or any of its subsidiaries to receive reimbursements pursuant to any government program or private program has ever been terminated or suspended as a result of any investigation or action whether by any Governmental Authority or other third party, (ii) none of Parent nor any of its subsidiaries has since January 1, 1999 received notice from any Governmental Authority that it has been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any Governmental Authority, professional review organization, accrediting organization or certifying agency for the purpose of any alleged improper activity on the part of such entity, other than routine audits or inquiries and other than those that would not reasonably be expected to have a Parent Material Adverse Effect,
(iii) none of Parent nor any of its subsidiaries has received any written notice of deficiency from a Governmental Authority in connection with its operations for which a plan of correction has not been accepted, and (iv) none of Parent nor any of its subsidiaries has received any written notice of any claim, requirement or demand of any licensing, accrediting or certifying agency to rework or redesign their operations or any part thereof.

                  SECTION 6.16 Financing. Parent has, or will have prior to the Acceptance Date, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay the Cash Consideration for all Tendered Cash Election Shares and to pay all fees and expenses in connection therewith.

                  SECTION 6.17 Ownership of Company Common Stock. As of the date of this Agreement, none of Parent, any of its subsidiaries or any of their respective controlled affiliates beneficially owns any shares of Company Common Stock.

                                ARTICLE VII

                   CONDUCT OF BUSINESS PENDING THE MERGER

                  SECTION 7.01 Conduct of Business by the Company Pending the Merger. (a) The Company agrees that, between the date of this Agreement and the Effective Time, except as expressly contemplated by any other provision of this Agreement, as set forth in Section 7.01 of the Company Disclosure Schedule or as required by a Governmental Authority of competent jurisdiction, unless Parent shall otherwise consent in writing:

                  (i) the businesses of the Company and the Subsidiaries shall be conducted in all material respects only in, and the Company and the Subsidiaries shall not take any material action except in, the ordinary course of business and in a manner consistent with past practice; and

                  (ii) the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Subsidiaries and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other persons with which the Company or any Subsidiary has significant business relations.

                  (b) By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or as set forth in Section 7.01 of the Company Disclosure Schedule, neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent:

                  (i) amend or otherwise change its certificate of incorporation or by-laws or equivalent organizational documents;

                  (ii) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock of the Company or any Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Subsidiary (except for the issuance of up to a maximum of 3,822,307 shares of Company Common Stock issuable pursuant to Company Stock Options outstanding on the date hereof) or (B) any assets of the Company or any Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

                  (iii) except as expressly set forth in, and permitted by,
         Section 4.04 of the Company Disclosure Schedule, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, reprice options granted under any Company Stock Option Plan or authorize cash payments in exchange for any options granted under any of such plans;

                  (iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends payable by a Subsidiary of the Company to the Company or any other Subsidiary;

                  (v) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

                  (vi) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice (which shall be deemed to include borrowings under its senior credit facility); (C) enter into any contract or agreement other than in the ordinary course of business and consistent with past practice; (D) authorize, or make any commitment with respect to, any single capital expenditure which is in excess of $500,000 or capital expenditures which are, in the aggregate, in excess of $500,000 per month (the "Monthly CapEx Amount") from the date hereof until the earlier of (x) the Acceptance Date or (z) the termination of this Agreement pursuant to Section 10.01 (it being understood that any unused portion of the Monthly CapEx Amount may be rolled forward and utilized in any subsequent month); or (E) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 7.01(vi);

                  (vii) sell, lease, license, mortgage, pledge, encumber or dispose of in any manner any properties or assets which are material, individually or in the aggregate, to the Company;

                  (viii) increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of the Company or any Subsidiary who are not directors or officers of the Company or any Subsidiary, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or of any Subsidiary, or establish, adopt, enter into or amend any bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                  (ix) change any of the accounting principals used by it, other than as required by GAAP;

                  (x) (A) make or rescind any Tax election, settle or compromise any liability for Taxes or change or revoke any of its methods of Tax accounting, or (B) take any action with respect to the computation of Taxes or the preparation of Tax returns that is inconsistent with past practice; provided, however, that, in the case of this clause (x), Parent shall not unreasonably withhold its consent;

                  (xi) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business and consistent with past practice or claims, liabilities or obligations not exceeding $500,000 in the aggregate;

                  (xii) (A) amend, modify or consent to the termination of any Material Contract, or amend, waive, modify or consent to the termination of the Company's or any Subsidiary's rights thereunder, or (B) enter into any contract or agreement that would be a Restrictive Agreement or a Related Party Agreement;

                  (xiii) except with respect to trademarks in the ordinary course of business and consistent with past practice, (A) grant any license in respect of any material Intellectual Property of the Company or any Subsidiary, (B) develop any Intellectual Property jointly with any third party, or (C) disclose any confidential Intellectual Property or other confidential information of the Company or any Subsidiary, unless such disclosure is made in the ordinary course of business consistent with past practice or would not reasonably be expected to have a Company Material Adverse Effect;

                  (xiv) commence or settle any material Action; or

                  (xv) announce an intention, enter into any formal or informal agreement or otherwise make a commitment to do any of the foregoing or take any action that would materially delay the consummation of the Offer and the Merger.

                  SECTION 7.02 Conduct of Business by Parent Pending Consummation of the Merger. (a) Parent agrees that, between the date of this Agreement and the Effective Time, except as expressly contemplated by any other provision of this Agreement or as set forth in Section 7.02 of the Parent Disclosure Schedule, unless the Company shall otherwise consent in writing, Parent shall not:

                  (i) amend or otherwise change its certificate of incorporation or by-laws in a manner adverse to the stockholders of the Company as opposed to any other holders of Parent Common Stock;

                  (ii) issue, sell, or grant, or authorize the issuance, sale or grant of, any shares of capital stock of Parent except at the market price or upon the exercise of options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock which were issued with an exercise or conversion price of not less than the market price at the time of issuance; provided, however, that the foregoing shall not prohibit issuances of capital stock, options or rights as part of normal employee compensation in the ordinary course of business; and provided further, however, that this clause (ii) shall not prohibit the issuance of capital stock, options, warrants, convertible securities or other rights in connection with the acquisition of another entity or business if such acquisition is otherwise permitted by clause (v) below;

                  (iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends payable by a subsidiary of Parent to Parent or any other subsidiary;

                  (iv) reclassify, combine, split or subdivide its capital stock without appropriate adjustment being made to the Stock Consideration payable to the holders of Company Common Stock in the Offer or the Merger;

                  (v) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any material amount of assets, unless such acquisition or the entering into of a definitive agreement relating to the consummation of such transaction would not, in the reasonable judgment of Parent at the time of such determination, (A) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the Offer or the Merger or the expiration or termination of any applicable waiting period under any antitrust or competition Law, or (B) materially increase the risk of any Governmental Authority entering an order prohibiting the consummation of the Offer or the Merger or commencing any action seeking to achieve any of the effects described in paragraph (a) of clause (v) of Annex I; or

                  (vi) announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing or take any action that would materially delay the consummation of the Offer and the Merger.

                               ARTICLE VIII

                           ADDITIONAL AGREEMENTS

                  SECTION 8.01 Company Stockholder Meeting. If required by applicable Law, the Company, acting through the Company Board, shall, in accordance with applicable Law, duly call, convene and hold a special meeting of the holders of Company Common Stock (the "Company Stockholder Meeting"), as soon as reasonably practicable after the acceptance for payment or exchange of shares of Company Common Stock pursuant to the Offer, for the purpose of voting upon this Agreement and the Merger, and the Company agrees that this Agreement shall be submitted at such meeting. Subject to Section 8.04, the Company shall take all action necessary to secure the vote of holders of Company Common Stock required by applicable Law and the Company's Third Amended and Restated Certificate of Incorporation and Third Amended and Restated By-Laws to obtain the approval for this Agreement.

                  SECTION 8.02 Preparation of Merger Registration Statement and Proxy Statement/Prospectus. (a) If required by applicable Law, promptly after the acceptance for exchange or payment of shares of Company Common Stock pursuant to the Offer, Parent and the Company shall prepare, and Parent shall file with the SEC, the Merger Registration Statement, in which the Proxy Statement/Prospectus will be included as Parent's prospectus. Parent shall provide the Company and its counsel with any comments it may receive from the SEC or its staff with respect to the Merger Registration Statement as promptly as practicable after receipt of such comments and the parties shall cooperate to prepare appropriate responses to the SEC to such comments and make such modifications to the Merger Registration Statement as shall be reasonably appropriate. Each of the Company and Parent shall use all reasonable efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after the acceptance for payment or exchange of shares of Company Common Stock pursuant to the Offer and to keep the Merger Registration Statement effective as long as is necessary to consummate the Merger. The Company shall furnish all information concerning the Company as Parent may reasonably request in connection with such action and preparation of the Merger Registration Statement and Proxy Statement/Prospectus. If required by applicable Law, the Company shall use its reasonable best efforts to mail the Proxy Statement/Prospectus to its stockholders as promptly as practicable after the Merger Registration Statement is declared effective under the Securities Act and, if necessary, after the Proxy Statement/Prospectus shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, resolicit proxies. Parent shall take any action reasonably required to be taken under applicable state securities or Blue Sky Laws in connection with the issuance of Parent Common Stock in the Offer and the Merger. No amendment or supplement to the Merger Registration Statement or Proxy Statement/Prospectus will be made by Parent or the Company without the approval of the other party, which will not be unreasonably withheld or delayed. Each party will advise the other party promptly, after it receives notice thereof, of the time when the Merger Registration Statement is declared effective or any supplement or amendment thereto has been filed, of the issuance of any stop order, of the suspension or qualification of Parent Common Stock issued in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information. If, at any time prior to the Effective Time, the Company or Parent discovers any information relating to either party, or any of their respective affiliates, officers or directors, that should be set forth in an amendment to the Proxy Statement/Prospectus so that such document would not contain any misstatement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers that information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to the stockholders of the Company.

                  (b) Notwithstanding the foregoing, if Parent or Merger Sub shall acquire at least 90% of the outstanding shares of Company Common Stock pursuant to the Offer or otherwise, the parties hereto agree, subject to the satisfaction or (to the extent permitted hereunder) waiver of all conditions to the Merger, to take, or cause to be taken, all necessary and appropriate action to cause the Merger to be effective as soon as practicable after the acceptance for payment or exchange of shares of Company Common Stock pursuant to the Offer without the Company Stockholder Meeting.

                  SECTION 8.03 Access to Information; Confidentiality. (a) Except as otherwise prohibited by applicable Law or the terms of any contract or agreement (provided that the Company shall use all reasonable efforts to promptly obtain any consent required under any such contract or agreement in order that it may comply with the terms of this Section 8.03), from the date of this Agreement until the Effective Time, the Company shall, and shall cause its Subsidiaries to, (i) provide to Parent and Parent's officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives access at reasonable times during normal business hours upon prior notice to the officers, employees, agents, properties, offices and other facilities of the Company and its Subsidiaries and to the books and records thereof, and (ii) furnish promptly to Parent such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and its Subsidiaries as Parent or its representatives may reasonably request.

                  (b) All information obtained by the parties pursuant to this Section 8.03 shall be kept confidential in accordance with the confidentiality agreement, dated November 20, 2001 (the "Confidentiality Agreement"), between Parent and the Company.

                  (c) No investigation pursuant to this Section 8.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

                  SECTION 8.04 No Solicitation of Transactions. (a) The Company shall, and shall cause its Subsidiaries, and its and their respective officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it) ("Representatives") to, immediately cease and cause to be terminated any discussions or negotiations with third parties with respect to a Competing Transaction (as defined below). The Company will not, directly or indirectly, and will instruct its Representatives not to, directly or indirectly, solicit, initiate or, except as and only to the extent permitted by Section 8.04(b), encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or, except as and only to the extent permitted by Section 8.04(b), enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any Representative of the Company or any of its Subsidiaries to take any such action. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

                  (b) Notwithstanding anything to the contrary in this
Section 8.04, the Company Board may furnish information to, and enter into discussions with, a person who has made an unsolicited bona fide written proposal or offer regarding a Competing Transaction (that did not result from a breach of this Section 8.04), and with respect to which the Company Board has (i) determined, in its good faith judgment (after consultation with a financial advisor of internationally recognized reputation), that such proposal or offer constitutes or is reasonably likely to result in or lead to a Superior Proposal (as defined below), (ii) determined, in its good faith judgment after consultation with outside legal counsel, that, in light of such Superior Proposal, the failure to furnish such information or to enter into such discussions would result in a breach of its fiduciary obligations under applicable Law, (iii) provided written notice to Parent of its intent to furnish information or enter into discussions with such person at least two business days prior to taking any such action and (iv) obtained from such person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement.

                  (c) The Company agrees that in addition to the obligations of the Company set forth in paragraphs (a) and (b) of this
Section 8.04, promptly following receipt thereof, the Company shall advise Parent in writing of any request for information or any Competing Transaction, or any inquiry, discussions or negotiations with respect to any Competing Transaction and the terms and conditions of such request for information, Competing Transaction, inquiry, discussions or negotiations and the Company shall promptly provide to Parent copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the person or group making any such request for information, Competing Transaction or inquiry or with whom any discussions or negotiations may be taking place (as permitted by Section 8.04(b)). The Company agrees that it shall keep Parent informed of the status and material details (including amendments or proposed amendments) of any such request for information, Competing Transaction or inquiry and keep Parent informed as to the material details of any information requested of or provided by the Company (pursuant to Section 8.04(b)) and as to the status and material terms of all substantive discussions or negotiations (permitted by Section 8.04(b)) with respect to any such request, Competing Transaction or inquiry. The Company agrees that it shall simultaneously provide to Parent any non-public information concerning the Company that may be provided (pursuant to Section 8.04(b)) to any other person or group in connection with any Competing Transaction which was not previously provided to Parent.

                  (d) Except as otherwise set forth in this Section 8.04(d), the Company Board shall not withdraw, qualify, modify or amend, or propose to withdraw, qualify, modify or amend, in any manner adverse to Parent or Merger Sub, the Recommendation of the Company Board, or take any action, or make any statement, filing or release inconsistent with such Recommendation; provided, however, that if, prior to consummation of the Offer, the Company Board reasonably determines in good faith, after consultation with outside legal counsel, that the failure of the Company Board to withdraw, qualify, modify or amend the Recommendation would be a breach of its fiduciary duties under applicable Law, the Company Board shall be permitted to withdraw, qualify, modify or amend, in a manner adverse to Parent or Merger Sub, the Company Recommendation. The Company Board shall promptly deliver to Parent written notice advising Parent (i) that it has withdrawn, qualified, modified or amended, in a manner adverse to Parent or Merger Sub, the Recommendation and (ii) if applicable, the material terms and conditions of the Superior Proposal received by the Company prior to such withdrawal, qualification, modification or amendment and the identity of the person or persons making such Superior Proposal. Nothing contained in this Section 8.04 shall prohibit the Company or the Company Board from taking and disclosing to its stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from making any disclosure required by applicable Law; provided, however, that any withdrawal, qualification, modification or amendment of the Recommendation shall be made as and only to the extent permitted by Section 8.04(d).

                  (e) A "Competing Transaction" means any of the following (other than the Transaction): (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any Subsidiary, (ii) any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of the Company or of any Subsidiary, (iii) any sale, exchange, transfer or other disposition of 15% or more of any class of equity securities of the Company or of any Subsidiary or of 15% or more of the assets of the Company or of any Subsidiary, or (iv) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of equity securities of the Company or of any Subsidiary.

                  (f) A "Superior Proposal" means an unsolicited bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, share exchange, business combination, recapitalization or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction would hold less than 50% of the equity interest in the surviving or resulting entity of such transaction, (ii) the sale, lease, exchange, transfer or other disposition of at least 50% of the assets of the Company and its Subsidiaries, taken as a whole, in a single or related series of transactions or (iii) the acquisition by any person or group (including by means of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a merger involving the Company), directly or indirectly, of ownership of at least 50% of the then outstanding shares of Company Common Stock, in each case, on terms (including conditions to consummation of the contemplated transaction) that the Company Board determines, in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation), to be more favorable to the Company stockholders than the Offer and the Merger, is reasonably capable of being consummated and for which financing, to the extent required, is reasonably likely, in the good faith judgment of the Board (after consultation with a financial advisor of nationally recognized reputation), to be obtained on a timely basis.

                  SECTION 8.05 Employee Benefits Matters. (a) From and after the Effective Time, Parent shall cause the Surviving Corporation and its subsidiaries to honor in accordance with their terms, all contracts, agreements, arrangements, policies, plans and commitments of the Company and the Subsidiaries as in effect immediately prior to the Effective Time that are applicable to any current or former employees or directors of the Company or any Subsidiary; provided, however, that nothing contained herein shall prohibit Parent or the Surviving Corporation or any of Parent's subsidiaries from amending, modifying or terminating any such contracts, agreements, arrangements, policies, plans and commitments in accordance with their terms. Employees of the Company or any Subsidiary shall receive full credit for purposes of eligibility to participate and vesting (but not for benefit accruals) under any employee benefit plan, program or arrangement established or maintained by the Surviving Corporation or any of its subsidiaries for service accrued or deemed accrued prior to the Effective Time with the Company or any Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, Parent shall waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions to the same extent such limitations are waived under any comparable plan of Parent or its subsidiaries and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by employees of the Company and its subsidiaries in the calendar year in which the Effective Time occurs.

                  (b) Except as contemplated by the Employment Agreements, following the Effective Time, Parent shall continue to provide, or shall cause to be continued to be provided, to individuals who are employed by the Surviving Corporation and its subsidiaries as of the Effective Time and who remain employed with Parent or any subsidiary of Parent ("Affected Employees"), for so long as such Affected Employees remain employed by Parent or any subsidiary of Parent, employee benefits (other than salary or incentive compensation) (i) pursuant to the Company's or its Subsidiaries employee benefit plans, programs, policies and arrangements as provided to such Affected Employees immediately prior to the Effective Time or (ii) pursuant to employee benefit plans, programs, policies or arrangements maintained by Parent or any subsidiary of Parent providing coverage and benefits that, in the aggregate, are no less favorable than those provided to employees of Parent or its subsidiaries in positions reasonably comparable to the positions held by the Affected Employees.

                  SECTION 8.06 Directors' and Officers' Indemnification and Insurance. (a) The Certificate of Incorporation of the Surviving Corporation shall (i) contain provisions no less favorable with respect to indemnification for matters occurring prior to the Effective Time than are set forth in the Third Amended and Restated Certificate of Incorporation and Third Amended and Restated By-Laws of the Company, as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such modification shall be required by Law, and (ii) contain provisions no less favorable with respect to indemnification for matters occurring from and after the Effective Time than are set forth in Parent's Certificate of Incorporation, as of the date hereof.

                  (b) The Surviving Corporation shall maintain in effect for six years from the Effective Time directors' and officers' liability insurance covering those persons who are currently covered on the date of this Agreement by the current directors' and officers' liability insurance policies maintained by the Company (provided that the Surviving Corporation or Parent may substitute therefor policies of at least the same dollar limit coverage containing terms and conditions that are not, in the aggregate, less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation or Parent be required to expend pursuant to this Section 8.06(b) more than the annual amount set forth on Section 8.06(b) of the Company Disclosure Schedule; provided further, however, that, if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds such maximum amount, the Surviving Corporation shall maintain or procure, for such six-year period, the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to that maximum amount.

                  (c) In addition to the other rights provided for in this
Section 8.06 and not in limitation thereof (but without in any way limiting or modifying the obligations of any insurance carrier contemplated by
Section 8.06(b)), for six years from and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted by the DGCL (including Section 145(f) thereof) on the date hereof, indemnify and hold harmless (and release from any liability to the Surviving Corporation or any of their respective subsidiaries) the persons who, at or prior to the Effective Time, were officers or directors of the Company or served on behalf of the Company as an officer or director of any of the Company's current or former Subsidiaries (the "Indemnitees") against all expenses (including attorneys' fees), losses, claims, damages, judgments, fines and amounts paid in settlement that are actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, that related to an event, act or omission which occurred prior to the Effective Time by reason of the fact that such person was at or prior to the Effective Time a director or officer of the Company or any of its current or former Subsidiaries (collectively, an "Indemnifiable Claim"); provided, however, that the Surviving Corporation shall not be responsible for any amounts paid in settlement of any Indemnifiable Claim without the prior written consent of Parent or the Surviving Corporation. In the event any Indemnifiable Claim is asserted or made within such six-year period, all rights to indemnification shall continue until such claim is disposed of or all judgments, orders, decrees or other rulings in connection with such claim are fully satisfied.

                  (d) In addition to the other rights provided for in this
Section 8.06, and not in limitation thereof, the Surviving Corporation, Parent and the Company agree that all contracts, agreements, arrangements or understandings between the Company and any Indemnitees, as in effect on the date hereof (including without limitation that certain Financial Advisory Agreement, dated November 23, 1999, between the Company and Kelso & Company, L.P., to the extent in effect as of the date of this Agreement, and including those contracts, agreements, arrangements or understandings set forth in Section 5.17 or Section 5.20 of the Company Disclosure Schedule), copies of which have been provided to Parent prior to the date hereof, shall survive the Merger and continue in full force and effect in accordance with their terms.

                  (e) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, or at Parent's option, Parent, shall assume the obligations set forth in this Section 8.06.

                  (f) The obligation of the Surviving Corporation under this Section 8.06 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 8.06 applies without the consent of such Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 8.06 applies shall be third party beneficiaries of this Section 8.06).

                  SECTION 8.07 Notification of Certain Matters. (a) The Company shall give prompt notice to Parent, and Parent or Merger Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect and (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that the delivery of any such notification pursuant to this Section 8.07 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  (b) The Company shall give prompt notice to Parent, and Parent or Merger Sub shall give prompt notice to the Company, of: (i) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement, and (ii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened in writing against, relating to or involving or otherwise affecting it or any of its subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Article V and Article VI or which relate to the consummation of the Transaction.

                  SECTION 8.08 Company Affiliates. No later than five business days after the date of this Agreement, the Company shall deliver to Parent a list of names and addresses of those persons who were, in the Company's reasonable judgment, on such date, affiliates (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (each such person being, a "Company Affiliate")) of the Company. The Company shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable best efforts to deliver or cause to be delivered to Parent, prior to the initial expiration of the Offer, an affiliate letter in the form attached hereto as Exhibit A, executed by each of the Company Affiliates identified in the foregoing list and any person who shall, to the knowledge of the Company, have become a Company Affiliate subsequent to the delivery of such list.

                  SECTION 8.09 Further Action; Reasonable Best Efforts. (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall promptly after the date of this Agreement (i) make its respective filings, and thereafter make any other required submissions, under the HSR Act with respect to the Transaction and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transaction, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Subsidiaries as are necessary for the consummation of the Transaction and to fulfill the conditions to the Offer and the Merger; provided that neither Merger Sub nor Parent will be required by this Section 8.09 to take any action, including entering into any consent decree, hold separate orders or other arrangements, that
(A) requires the divestiture of any assets of any of Merger Sub, Parent, the Company or any of their respective subsidiaries or (B) limits Parent's freedom of action with respect to, or its ability to retain, the Company and the Subsidiaries or any portion thereof or any of Parent's or its affiliates' other assets or businesses.

                  (b) Each of the parties hereto shall use its reasonable best efforts to cause its respective officers, employees, agents, auditors and representatives to cooperate with each other, prior to the Effective Time, to ensure the orderly combination of the Company and the Subsidiaries with Parent and its subsidiaries following the Effective Time and to minimize any disruption to the respective businesses of Parent, the subsidiaries of Parent, the Company and the Subsidiaries that might result from the Transaction.

                  (c) The Company shall cooperate with Parent, and shall use its reasonable best efforts to cause the Company's accountants to provide to Parent, at Parent's expense, the requisite consents required to enable Parent to fulfill any requirements imposed on it by the Exchange Act or the Securities Act, and the Company shall cooperate with Parent in Parent's efforts to obtain extended reporting coverage for certain liability insurance policies maintained by the Company and the Subsidiaries as contemplated by Section 8.06(b) hereof.

                  SECTION 8.10 Plan of Reorganization. (a) This Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Offer and the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Offer and the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code; provided, however, that Parent may elect to effect the Reverse Merger as permitted by Section 3.01 of this Agreement. Following the Effective Time, none of the Surviving Corporation, Parent or any of their affiliates knowingly shall take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Offer and the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

                  (b) At or immediately prior to the Effective Time, Parent shall seek to obtain an opinion of Shearman & Sterling, counsel to Parent, that the Offer and the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code (together with the opinion referred to in Section 8.10(c) below, the "Tax Opinions"). In connection therewith, both Parent (together with Merger Sub) and the Company shall deliver to Shearman & Sterling representation letters (together with the representation letters referred to in Section 8.10(c) below, the "Representation Letters"), dated and executed as of the Effective Time (and as of such other date or dates as reasonably requested by Shearman & Sterling), substantially in the form attached hereto as Exhibit 8.10(b).

                  (c) At or immediately prior to the Effective Time, the Company shall seek to obtain an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, that the Offer and the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code (together with the opinion referred to in Section 8.10(b) above, the "Tax Opinions"). In connection therewith, both Parent (together with Merger
Sub) and the Company shall deliver to Skadden, Arps, Slate, Meagher & Flom LLP representation letters (together with the representation letters referred to in Section 8.10(b) above, the "Representation Letters"), dated and executed as of the Effective Time (and as of such other date or dates as reasonably requested by Skadden, Arps, Slate, Meagher & Flom LLP), substantially in the form attached hereto as Exhibit 8.10(c).

                  (d) As of the date hereof, the Company does not know of any reason (i) why it would not be able to deliver the Representation Letters contemplated by Sections 8.10(b) and 8.10(c) to enable such firms to deliver the Tax Opinions or (ii) why counsel to Parent and the Company would not be able to deliver the Tax Opinions contemplated by Sections 8.10(b) and 8.10(c).

                  (e) As of the date hereof, Parent does not know of any reason (i) why it would not be able to deliver the Representation Letters contemplated by Sections 8.10(b) and 8.10(c) to enable such firms to deliver the Tax Opinions or (ii) why counsel to Parent and the Company would not be able to deliver the Tax Opinions contemplated by Sections 8.10(b) and 8.10(c).

                  SECTION 8.11 Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

                  SECTION 8.12 Letters of Accountants. (a) Parent shall use its reasonable best efforts to cause to be delivered to the Company "comfort" letters of PricewaterhouseCoopers LLP, Parent's independent public accountants, dated and delivered the date on which the Offer Registration Statement shall become effective, the Acceptance Date, the date the Merger Registration Statement shall become effective and as of the Effective Time, and addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                  (b) The Company shall use its reasonable best efforts to cause to be delivered to Parent "comfort" letters of Deloitte & Touche LLP, the Company's independent public accountants, dated and delivered the date on which the Offer Registration Statement shall become effective, the Acceptance Date, the date the Merger Registration Statement shall become effective and as of the Effective Time, and addressed to Parent, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                  SECTION 8.13 NYSE Listing. Parent shall as promptly as practicable prepare and submit to the NYSE a listing application covering the shares of Parent Common Stock to be issued in the Offer and the Merger, and shall use its reasonable efforts to obtain, prior to the initial scheduled expiration date of the Offer (or as soon thereafter as practicable) and prior to the Effective Time, approval for the listing of Parent Common Stock to be issued in the Offer and the Merger, as the case may be, subject to official notice of issuance to the NYSE, and the Company shall cooperate with Parent with respect to such listing.

                  SECTION 8.14 Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, unless otherwise required by applicable Law or the requirements of the NYSE or the NASDAQ National Market, each of Parent and the Company shall use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Offer or the Merger; provided, however, that this Section
8.14 shall terminate in the event the Company Board withdraws the Recommendation.

                  SECTION 8.15 Transfer Tax. The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to Tax, "Transfer Taxes"). All Transfer Taxes shall be paid by the Company and expressly shall not be a liability of any holder of the Company Common Stock.

                  SECTION 8.16 Transaction Fees and Expenses.
Notwithstanding anything to the contrary contained in this Agreement, the Company shall not incur, or cause to be incurred, aggregate Transaction Fees (as defined below) in excess of $10,000,000. For purposes of this
Section 8.16, "Transaction Fees" shall mean the fees and disbursements of the Company's legal counsel and financial advisors that are incurred in connection with the preparation, negotiation, execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated hereby, except that any legal costs and expenses incurred solely in connection with complying with the HSR Act (including, without limitation, complying with any "second request" made thereunder) shall be excluded from the calculation of such costs and expenses.

                  SECTION 8.17 Restrictions on Acquisition of Company Common Stock. From and after the date of this Agreement and until the earlier to occur of (x) two years following the purchase of any Stockholders' Shares pursuant to the exercise of the Options (as such terms are defined in the Stockholders Agreement) and (y) in the event Parent does not exercise the Options and purchase any Stockholders' Shares pursuant thereto, the termination of the Option Exercise Period (such period being, the "Standstill Period"), neither Parent, nor any of its subsidiaries or controlled affiliates shall, and Parent shall use its reasonable efforts to cause its affiliates not to, directly or indirectly, acquire, announce an intention to acquire, offer to acquire, or enter into any agreement, arrangement or undertaking of any kind the purpose of which is to acquire, by purchase, exchange or otherwise, any shares of Company Common Stock or options or rights to acquire shares of Company Common Stock, except pursuant to (i) the Offer, (ii) the Merger, (iii) the exercise of the Options, or (iv) a transaction made available to all holders of Company Common Stock that is approved by a majority of the Independent Directors. For purposes of this Section 8.17, the term "Independent Directors" shall mean the directors on the Company Board who are not, at the time of such determination, directors, officers, employees or affiliates of Parent or officers or employees of the Company.

                                ARTICLE IX

                          CONDITIONS TO THE MERGER

                  SECTION 9.01 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

                  (a) Merger Registration Statement. If required, the Merger Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn.

                  (b) Company Stockholder Approval. If required under the DGCL, this Agreement shall have received Company Stockholder Approval.

                  (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award (an "Order") which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (d) NYSE Listing. The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                  (e) Offer. Merger Sub shall have purchased shares of Company Common Stock pursuant to the Offer.


                                 ARTICLE X

                     TERMINATION, AMENDMENT AND WAIVER

                  SECTION 10.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval:

                  (a) by mutual written consent of Parent and the Company;
         or

                  (b) by Parent if, at any time prior to the Acceptance Date, (i) the Company has breached in any material respect any representation, warranty, covenant or other agreement contained in this Agreement, which (A) would give rise to the failure of a condition set forth in clause (e)(i), (ii) or (iii) of Annex I,
         (B) cannot be or has not been cured prior to the Termination Date (as defined below) and (C) has not been waived by Parent pursuant to the provisions hereof; or (ii) the Company Board shall have (1) amended, qualified, withdrawn or modified, or proposed or resolved to do so, in a manner adverse to Parent or Merger Sub, the Recommendation, or (2) approved or recommended, or proposed to approve or recommend, any Competing Transaction other than the Offer and the Merger, or the Company Board or any committee thereof shall have resolved to do any of the foregoing; or

                  (c) by the Company if, at any time prior to the Acceptance Date, Parent has breached or failed to perform in any material respect any representation, warranty, covenant or other agreement contained in this Agreement, which (A) would give rise to the failure of a condition set forth in clause (i), (ii) or
         (iii) of Section 2.01(c), (B) cannot be or has not been cured prior to the Termination Date and (C) has not been waived by the Company pursuant to the provisions hereof; or

                  (d) by either Parent or the Company if (i) the Offer has not been consummated on or before September 30, 2002 (the "Termination Date"); provided that the right to terminate this Agreement pursuant to this clause (d)(i) shall not be available to any party whose willful or intentional failure to fulfill any obligation of this Agreement or other willful or intentional breach of this Agreement has resulted in the failure of any condition to the Offer or the Merger not to be satisfied prior to such date, (ii) the Offer shall have expired or been terminated in accordance with the terms of this Agreement without Parent or Merger Sub having accepted for exchange any shares of Company Common Stock pursuant to the Offer; or (iii) any court of competent jurisdiction or any Governmental Authority shall have issued an Order or taken any other action permanently restricting, enjoining, restraining or otherwise prohibiting acceptance for payment or exchange of shares of Company Common Stock pursuant to the Offer or consummation of the Merger and such Order or other action shall have become final and nonappealable.

                  SECTION 10.02 Effect of Termination. In the event of termination of this Agreement by Parent or the Company, as provided in
Section 10.01, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent or Merger Sub or their respective officers or directors (except that Section 8.03, Section 8.17, this Section 10.02, Section 10.03 and Article XI shall survive the termination); provided, however, that nothing contained in this
Section 10.02 or in Section 10.03 shall relieve any party hereto from any liability for any willful or intentional breach of this Agreement.

                  SECTION 10.03 Payment of Certain Fees; Expenses. (a) If this Agreement is terminated by Parent in accordance with Section 10.01(b)(ii), then the Company shall pay to Parent in immediately available funds, all of Parent's Expenses, up to a maximum of $4 million, plus a termination fee in an amount equal to $35 million (the "Termination Fee"); provided, however, that the Company shall not be required to pay the Termination Fee to Parent or to reimburse Parent for all of Parent's Expenses pursuant to this Section 10.03(a) if, at the time of the event giving rise to Parent's right to terminate this Agreement pursuant to
Section 10.01(b)(ii), a Parent Share Price Decrease (as such term is defined in the Stockholders Agreement, but without giving effect to the provisions of clause (3) of such definition for purposes hereof) shall have occurred and be continuing.

                  (b) If this Agreement is terminated by Parent pursuant to
Section 10.01(b)(i), then the Company shall pay to Parent, within five business days after submission of statements therefor, all of Parent's Expenses up to a maximum of $5 million.

                  (c) If this Agreement is terminated by the Company pursuant to Section 10.01(c), then Parent shall pay to Company, within five business days after submission of statements therefor, all of Company's Expenses (as defined in paragraph (e) of this Section) up to a maximum of $5 million.

                  (d) If (x) this Agreement is terminated by Parent or the Company pursuant to Section 10.01(b)(i), Section 10.01(d)(i) or Section 10.01(d)(ii), (y) a proposal or offer for a Competing Transaction (replacing references to 15% in the definition thereof with references to 50% ) had been made and publicly announced or communicated to the Company's stockholders after the date of this Agreement and prior to the date of termination of this Agreement and (1) had not been publicly withdrawn in a bona fide manner, (2) at the time of termination of the Merger Agreement, provided for consideration that was more favorable to the holders of Company Common Stock, from a financial point of view (taking into account, among other things, the composition of such consideration compared to the composition of the consideration being offered in the Offer and the Merger) than the consideration payable to the holders of Company Common Stock in the Offer and the Merger and (3) was reasonably capable of being consummated by the party proposing it, and (z) concurrently with or within 18 months of the date of such termination a Third Party Acquisition Event occurs, then, in addition to any amount paid or payable pursuant to Section 10.03(b), the Company shall within five business days of the occurrence of such Third Party Acquisition Event pay to Parent the Termination Fee; provided, however, that the Company shall not be required to pay the Termination Fee to Parent pursuant to this Section 10.03(d) if the Merger Agreement was terminated pursuant to Section 10.01(d)(i) or on the Termination Date pursuant to Section 10.01(d)(ii), and if, at the time of such termination, either (x) the condition contained in clause (ii) of Annex I has not been satisfied or (y) the condition contained in paragraph
(d) of clause (v) of Annex I has not been satisfied or any litigation of the type described in paragraph (a) of clause (v) of Annex I with respect to antitrust or competition Laws shall have been instituted or commenced by any Governmental Authority and be pending.

                  "Third Party Acquisition Event" shall mean the earlier of
(i) the consummation of a Competing Transaction involving the purchase of a majority of either the equity securities of the Company or of the consolidated assets of the Company and its Subsidiaries, taken as a whole, or any such transaction that, if it had been proposed prior to the termination of this Agreement, would have constituted a Competing Transaction (replacing references to 15% in the definition thereof with references to 50%) or (ii) the entering into by the Company or any of its Subsidiaries of a definitive agreement with respect to any such transaction.

                  (e) Notwithstanding anything to the contrary contained in this Section 10.03, Parent shall not be entitled to receive the Termination Fee, and neither Parent nor the Company shall be entitled to receive reimbursement for Expenses, if, at the time of termination of this Agreement, in the case of Parent, the Company is entitled to terminate this Agreement under Section 10.01(c), and, in the case of the Company, Parent is entitled to terminate this Agreement under Section 10.01(b)(i). Notwithstanding the applicability of more than one of the foregoing subsections of this Section 10.03 or anything to the contrary in this Agreement, Parent shall not be entitled to be paid more than one Termination Fee pursuant to this Agreement.

                  Except as set forth in this Section 10.03, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Offer or Merger or any other transaction is consummated. "Expenses", as used in this Agreement, shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Offer Documents and the Merger Registration Statement, the solicitation of stockholder approvals, the filing of any required notices under the HSR Act or other similar regulations and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

                  (f) The Company and Parent acknowledge that the agreements contained in this Section 10.03 are an integral part of the transactions contemplated by this Agreement and that without these agreements Parent and the Company would not enter into this Agreement. In the event that the Company shall fail to pay any Termination Fee or Expenses when due, such Termination Fee or Expenses shall be deemed to include the costs and expenses actually incurred or accrued by Parent (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 10.03, together with interest on such unpaid Termination Fee or Expenses, commencing on the date that such Termination Fee or Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, as such bank's prime rate plus 3.00%. Payment of the fees and expenses described in this Section 10.03 shall not be in lieu of any damages incurred in the event of willful or intentional breach of this Agreement.

                                ARTICLE XI

                             GENERAL PROVISIONS

                  SECTION 11.01 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement and in any certificate or instrument delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Section 10.01. This Section shall not limit any covenant or other obligation of the parties hereto which shall survive in accordance with their terms.

                  SECTION 11.02 Amendments, Modification and Waiver. (a) Except as may otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto, by action taken by or authorized by their respective Board of Directors, prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that approval by the Company of any amendment or waiver to this Agreement after the purchase by Parent or Merger Sub of any shares of Company Common Stock in the Offer shall be subject to the provisions of
Section 2.03(a); provided further, however, that, after the approval of this Agreement by the stockholders of the Company, no such amendment shall be made except as allowed under applicable Law.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 11.03 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.03):

                  if to Parent or Merger Sub:

                           Quest Diagnostics Incorporated
                           One Malcolm Avenue
                           Teterboro, NJ 07608
                           Facsimile No:  (201) 393-5289
                           Attention:  General Counsel

                  with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York  10022-6069
                           Facsimile No:  (212) 848-7179
                           Attention:   Clare O'Brien, Esq.

                  if to the Company:

                           Unilab Corporation
                           18448 Oxnard Street
                           Tarzana, CA  91356
                           Facsimile No.:  (818) 757-3807
                           Attention:  Robert E. Whalen

                  with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, NY  10036
                           Facsimile:  212-735-2000
                           Attention:  Lou R. Kling, Esq.

or to such other person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third business day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

                  SECTION 11.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transaction be consummated as originally contemplated to the fullest extent possible.

                  SECTION 11.05 Entire Agreement; Assignment. This Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any wholly owned subsidiary of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

                  SECTION 11.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 8.06 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

                  SECTION 11.07 Interpretation. References in this Agreement to "reasonable best efforts" shall require a person obligated to use its reasonable best efforts to obtain any consent of a third party and to make reasonable out-of-pocket expenditures, including all expenditures incurred in connection with litigation. References herein to the "knowledge of the Company" shall mean the actual knowledge of the "officers" of the Company (as such term is defined in Rule 3b-2 promulgated under the Exchange Act) after due inquiry of those persons who would reasonably be expected to have knowledge of the subject matter of the inquiry. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrase "made available" when used in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. References to "hereof" shall mean this Agreement and references to the "date hereof" shall mean the date of this Agreement. References in this Agreement to satisfaction of any condition set forth on Annex I shall mean, as of such date of determination, the absence of the event or circumstance described in such condition.

                  SECTION 11.08 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  SECTION 11.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (other than those provisions set forth herein that are required to be governed by the DGCL). All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the Transaction may not be enforced in or by any of the above-named courts.

                  SECTION 11.10 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transaction. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transaction, as applicable, by, among other things, the mutual waivers and certifications in this Section 11.10.

                  SECTION 11.11 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 11.12 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.



                           SIGNATURE PAGE FOLLOWS




                  IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                QUEST DIAGNOSTICS INCORPORATED


                                By /s/ Kenneth W. Freeman
                                   --------------------------------------------
                                   Name:  Kenneth W. Freeman
                                   Title:  Chairman and Chief Executive Officer


                                QUEST DIAGNOSTICS NEWCO INCORPORATED


                                By /s/ Kenneth W. Freeman
                                   --------------------------------------------
                                   Name:  Kenneth W. Freeman
                                   Title:  Chief Executive Officer


                                UNILAB CORPORATION


                                By /s/ Robert E. Whalen
                                   --------------------------------------------
                                   Name: Robert E. Whalen
                                   Title:   Chairman & C.E.O.




                                                                ANNEX I
                                                                -------
                          CONDITIONS OF THE OFFER

                  Notwithstanding any other provision of the Offer, but subject to compliance with the terms of the Agreement and any applicable rules and regulations of the SEC, including Rule 14e-1(c) relating to Merger Sub's obligation to exchange or return tendered shares after the termination of the Offer, Merger Sub shall not be required to accept for exchange or exchange or deliver any consideration for any shares of Company Common Stock tendered pursuant to the Offer, and may terminate, extend or amend the Offer in accordance with the Agreement, if (i) the Minimum Condition shall not have been satisfied; (ii) the applicable waiting period under the HSR Act shall not have expired or been terminated; (iii) the Offer Registration Statement shall not have become effective under the Securities Act or shall be the subject of any stop order or proceedings seeking a stop order; (iv) the Parent Common Stock to be issued in the Offer and the Merger shall not have been approved for listing on the NYSE, subject to official notice of issuance; or (v) on or after the date of the Agreement and at or prior to the Acceptance Date, any of the following events or circumstances occurs or exists and is continuing:

                  (a) there shall have been instituted, pending, or issued any litigation, suit, claim, action or proceeding before any federal or state court of the United States (other than any such action in which a motion for a temporary restraining order, a preliminary injunction or a permanent injunction shall have been denied or shall have expired, or a judicial order granting any such temporary restraining order, preliminary injunction or permanent injunction shall have been reversed on appeal and not reinstated) by any United States federal government or governmental authority or agency or any of the several states of the United States or any attorney general thereof (1) challenging or seeking to make illegal or otherwise, directly or indirectly, restrain or prohibit or make materially more costly, the making of the Offer, the acceptance for exchange or payment of any shares of Company Common Stock by Parent, Merger Sub or any other Subsidiary of Parent, or the consummation of the Offer or the Merger;
(2) seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the Offer, the Merger or the Agreement, (3) seeking to limit, restrain or prohibit Parent's or Merger Sub's ownership or operation of all or any material portion of the business or assets of the Company and the Subsidiaries, taken as a whole, or to compel Parent or any of its affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and the Subsidiaries, taken as a whole, or (4) seeking to impose or confirm any limitation on the ability of Parent or Merger Sub to effectively exercise full rights of ownership of any shares of Company Common Stock to be accepted in the Offer on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of the Agreement and the transactions contemplated by the Agreement;

                  (b) there shall have been (i) any Law enacted, promulgated, amended, issued or deemed applicable to (1) Parent, the Company or any of their respective subsidiaries or (2) any transaction contemplated by the Agreement or (ii) entered, promulgated or enforced by any court or Governmental Authority, any Order of any kind which prohibits, restrains, restricts or enjoins the consummation of the Offer or has the effect of making the Offer illegal, in each case, by any legislative body or Governmental Authority that would result, directly or indirectly, in any of the consequences referred to in clauses (1) through (4) of paragraph (a) above;

                  (c) there shall have occurred (i) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, or (ii) any limitation (whether or not mandatory) by any Governmental Authority on the extension of credit by banks or other lending institutions;

                  (d) other than with respect to any Order that is the subject of paragraph (a) or (b) above, there shall have been enacted, entered, promulgated or enforced by any court or Governmental Authority any Order which prohibits, restrains, restricts or enjoins the consummation of the Offer or has the effect of making the Offer illegal;

                  (e) (i) the Company shall have breached or failed to perform in any material respect its obligations, covenants or agreements under the Agreement, (ii) the representations and warranties of the Company contained in the Agreement that are qualified by reference to a Company Material Adverse Effect shall not have been true and correct when made or as of the Acceptance Date as if made at or at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date), or (iii) the representations and warranties of the Company contained in the Agreement that are not so qualified shall not have been true and correct when made or as of the Acceptance Date as if made at or at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date) except in the case of this clause
(iii) only, for such inaccuracies as have not resulted, or are not reasonably likely to result, in a Company Material Adverse Effect;

                  (f) there shall have occurred or exist any events, circumstances, changes, occurrences, facts or effects that have had or would reasonably be expected to have a Company Material Adverse Effect; and

                  (g) the Agreement shall have been terminated in accordance with its terms; which, in the reasonable judgment of Parent in any such case, and regardless of the circumstances (including any action or inaction by Parent or any of its affiliates) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for exchange or payment.

                  The foregoing conditions are for the sole benefit of Merger Sub and Parent and may be asserted by Merger Sub or Parent regardless of the circumstances giving rise to any such condition or, except in the case of the Minimum Condition, may be waived by Merger Sub or Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.